EXHIBIT 4.2
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                               INDYMAC ABS, INC.
                                   Depositor

                             INDYMAC BANK, F.S.B.
                          Sponsor and Master Servicer

                                [INDYMAC TRUST]
                                   the Trust

                       [------------------------------]
                               Indenture Trustee

                       --------------------------------

                         SALE AND SERVICING AGREEMENT
                        Dated as of [_________], 20[__]
                       --------------------------------



                 REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES

                                SERIES [______]

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
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                               TABLE OF CONTENTS

                                                                                                      PAGE

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.         Definitions......................................................................1
Section 1.02.         Other Terms......................................................................1
Section 1.03.         Rules of Construction............................................................1
Section 1.04.         Interest Calculations............................................................2

                                  ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS; TAX TREATMENT

Section 2.01.         Conveyance of Mortgage Loans; Retention of Obligation to Fund Advances
                      Under Credit Line Agreements.....................................................3
Section 2.02.         Acceptance by Indenture Trustee..................................................7
Section 2.03.         Representations and Warranties Regarding the Master Servicer.....................9
Section 2.04.         Representations and Warranties of the Sponsor Regarding the Mortgage
                      Loans; Retransfer of Certain Mortgage Loans.....................................10
Section 2.05.         Covenants of the Depositor......................................................17
Section 2.06.         Transfers of Mortgage Loans at Election of Transferor...........................18
Section 2.07.         Tax Treatment...................................................................19
Section 2.08.         Representations and Warranties of the Depositor.................................20

                                  ARTICLE III

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.         The Master Servicer.............................................................20
Section 3.02.         Collection of Certain Mortgage Loan Payments; Establishment of Accounts.........22
Section 3.03.         Withdrawals from the Collection Account and the Additional Loan Account.........24
Section 3.04.         Maintenance of Hazard Insurance; Property Protection Expenses...................25
Section 3.05.         Assumption and Modification Agreements..........................................26
Section 3.06.         Realization Upon Defaulted Mortgage Loans; Repurchase of Certain
                      Mortgage Loans..................................................................26
Section 3.07.         Indenture Trustee to Cooperate..................................................27
Section 3.08.         Servicing Compensation; Payment of Certain Expenses by Master Servicer..........28
Section 3.09.         Annual Statement as to Compliance...............................................28
Section 3.10.         Annual Servicing Report.........................................................29
Section 3.11.         Access to Certain Documentation and Information Regarding the Mortgage
                      Loans...........................................................................29
Section 3.12.         Maintenance of Certain Servicing Insurance Policies.............................30
Section 3.13.         Reports to the Securities and Exchange Commission...............................30
Section 3.14.         Tax Treatment...................................................................30
Section 3.15.         Information Required by the Internal Revenue Service Generally and
                      Reports of Foreclosures and Abandonments of Mortgaged Property..................30

                                  ARTICLE IV

                             SERVICING CERTIFICATE

Section 4.01.         Servicing Certificate...........................................................31
Section 4.02.         Acknowledgement and Cooperation.................................................33
Section 4.03.         Optional Advances of the Master Servicer........................................34
Section 4.04.         Statements to Noteholders.......................................................34

                                   ARTICLE V

                          THE MASTER SERVICER, THE SPONSOR, AND THE DEPOSITOR

Section 5.01.         Liability of the Sponsor, the Master Servicer, and the Depositor................36
Section 5.02.         Merger or Consolidation of, or Assumption of the Obligations of, the
                      Master Servicer or the Depositor................................................36
Section 5.03.         Limitation on Liability of the Master Servicer and Others.......................36
Section 5.04.         Master Servicer Not to Resign...................................................37
Section 5.05.         Delegation of Duties............................................................38
Section 5.06.         Indemnification of the Trust by the Master Servicer.............................38

                                  ARTICLE VI

                             SERVICING TERMINATION

Section 6.01.         Events of Servicing Termination.................................................38
Section 6.02.         Indenture Trustee to Act; Appointment of Successor..............................40
Section 6.03.         Notification to Noteholders and the Transferor..................................41

                                  ARTICLE VII

                                  TERMINATION

Section 7.01.         Termination.....................................................................41

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

Section 8.01.         Amendment.......................................................................42
Section 8.02.         Governing Law...................................................................43
Section 8.03.         Notices.........................................................................43
Section 8.04.         Severability of Provisions......................................................44
Section 8.05.         Assignment......................................................................45
Section 8.06.         Third-Party Beneficiaries.......................................................45
Section 8.07.         Counterparts....................................................................45
Section 8.08.         Effect of Headings and Table of Contents........................................45
Section 8.09.         Series Trust....................................................................45


EXHIBIT A - MORTGAGE LOAN SCHEDULE...................................................................A-1
EXHIBIT B - FORM OF CREDIT LINE AGREEMENT............................................................B-1
EXHIBIT C - LETTER OF REPRESENTATIONS................................................................C-1
EXHIBIT D - FORM OF REQUEST FOR RELEASE..............................................................D-1
EXHIBIT E - FORM OF TRANSFER DOCUMENT................................................................E-1
ANNEX 1               DEFINITIONS................................................................ANN-1-1
ANNEX 2               ADOPTION ANNEX.............................................................ANN-2-1

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         This SALE AND SERVICING AGREEMENT, dated as of [_________], 20[__], among IndyMac ABS, Inc., as depositor, INDYMAC BANK, F.S.B. ("IndyMac Bank"), as sponsor and master servicer, [IndyMac Trust], and
[______________________________], as Indenture Trustee,


                               WITNESSETH THAT:

         The parties agree as follows:

                                  ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01. DEFINITIONS.

         Unless the context requires a different meaning, capitalized terms are used in this Agreement as defined in Annex 1.

         SECTION 1.02. OTHER TERMS.

         Capitalized terms used in this Agreement that are not otherwise defined have the meanings given to them in the Indenture. Defined terms that are used only in one section or only in another definition may be omitted from the list of defined terms in Annex 1. Defined terms used in this Agreement are sometimes defined after their first use without a reference such as "(as hereinafter defined)." Defined terms include, as appropriate, all genders and the plural as well as the singular.

         SECTION 1.03. RULES OF CONSTRUCTION.

         Except as otherwise expressly provided in this Agreement or unless the context otherwise clearly requires:

         (a) References to designated articles, sections, subsections, exhibits, and other subdivisions of this Agreement, such as "Section 3.01(B)," refer to the designated article, section, subsection, exhibit, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, subsection, exhibit, or other subdivision. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular article, section, exhibit, or other subdivision of this Agreement.

         (b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Agreement.

         (c) Any party may execute any of the requirements under this Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Agreement. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Agreement are implicitly available and things may happen from time to time.

         (d) The term "including" and all its variations mean "including but not limited to." Except when used in conjunction with the word "either," the word "or" is always used inclusively (for example, the phrase "A or B" means
"A or B or both," not "either A or B but not both").

         (e) A reference to "a [thing]" or "any [of a thing]" does not imply the existence or occurrence of the thing referred to even though not followed by "if any," and "any [of a thing]" is any and all of it. A reference to the plural of anything as to which there could be either one or more than one does not imply the existence of more than one (for instance, the phrase "the obligors on a note" means "the obligor or obligors on a note"). "Until
[something occurs]" does not imply that it must occur, and will not be modified by the word "unless." The word "due" and the word "payable" are each used in the sense that the stated time for payment has past. The word indemnify is used to include its dictionary sense of hold harmless. The word
"accrued" is used in its accounting sense, i.e., an amount paid is no longer accrued. In the calculation of amounts of things, differences and sums may generally result in negative numbers, but when the calculation of the excess of one thing over another results in zero or a negative number, the calculation is disregarded and an "excess" does not exist. Portions of things may be expressed as fractions or percentages interchangeably.

         (f) All accounting terms used in an accounting context and not otherwise defined, and accounting terms partly defined in this Agreement, to the extent not completely defined, shall be construed in accordance with generally accepted accounting principles in the United States. To the extent that the definitions of accounting terms in this Agreement are inconsistent with their meanings under generally accepted accounting principles, the definitions contained in this Agreement shall control. Capitalized terms used in this Agreement without definition that are defined in the UCC are used in this Agreement as defined in the UCC.

         (g) In the computation of a period of time from a specified date to a later specified date or an open-ended period, the word "from" or "beginning" means "from and including," the word "after" means "from but excluding," the words "to" or "until" mean "to but excluding," and the word "through" means
"to and including." Likewise, in setting deadlines or other periods, "by" means "on or before." The words "preceding," "following," and words of similar import, mean immediately preceding or following. References to a month or a year refer to calendar months and calendar years.

         (h) Any reference to the enforceability of any agreement against a party means that it is enforceable, subject as to enforcement against the party, to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         SECTION 1.04. INTEREST CALCULATIONS.

         All calculations of interest on the Asset Balance of a Mortgage Loan under this Agreement are on a daily basis using a 365-day year. All calculations of interest on the Notes are on the basis of the actual number of days in an Interest Period and a year of 360 days. The calculation of the Servicing Fee is on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated under this Agreement are rounded to the nearest cent with one-half of one cent being rounded down.

                                  ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS; TAX TREATMENT

         SECTION 2.01. CONVEYANCE OF MORTGAGE LOANS; RETENTION OF OBLIGATION
TO FUND ADVANCES UNDER CREDIT LINE AGREEMENTS.

         (a) Initial Transfer. Concurrently with the execution and delivery of this Agreement, the Depositor hereby transfers to the Trust without recourse
(subject to Sections 2.02 and 2.04) all of its right, title, and interest in

                (i) each Mortgage Loan, including its Asset Balance (including all Additional Balances) and all collections received on it after the Cut-off Date (excluding payments due by the Cut-off Date);

                (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure;

                (iii) the Depositor's rights under the Purchase Agreement;

                (iv) the Depositor's rights under the hazard insurance policies;

                (v) all other assets included or to be included in the Trust for the benefit of the Noteholders [and the Credit Enhancer]; and

                (vi) all proceeds of the foregoing.

This transfer to the Trust is to the Owner Trustee, on behalf of the Trust, and each reference in this Agreement to this transfer shall be construed accordingly. [In addition, by the Closing Date, the Depositor shall cause the Credit Enhancer to deliver the Policy to the Indenture Trustee for the benefit of the Noteholders.]

         (b) Additional Transfers. The Depositor may sell to the Trust
Additional Home Equity Loans on any Subsequent Closing Date designated by the
Depositor by the Latest Subsequent Closing Date. The Depositor shall notify the Owner Trustee, the Indenture Trustee, [the Credit Enhancer,] and each
Rating Agency of its designation of a Subsequent Closing Date at least [one]
Business Day in advance. On each Subsequent Closing Date the Depositor shall deliver a Transfer Document to the Owner Trustee and the Officer's Certificate referred to in Section 2.01(c)(ix) to the Owner Trustee and the Indenture
Trustee. The Depositor shall also deliver to the Owner Trustee, [and] the Indenture Trustee, [and the Credit Enhancer] on each Subsequent Closing Date an opinion of counsel relating to each Subsequent Closing Date to the effect that a court in a bankruptcy context addressing the transfer of the Additional
Home Equity Loans would characterize the transfer as a sale rather than as a secured lending. Also on each Subsequent Closing Date, the Indenture Trustee shall pay, on behalf of the Trust, to the order of the Depositor, from the Additional Loan Account, the purchase price in an amount equal to the Cut-off
Date Asset Balance specified in the Transfer Document, up to the amount of funds remaining in the Additional Loan Account. Upon delivery of the Transfer
Document, completion of the conditions described in this Section 2.01 and payment of the purchase price, the Depositor hereby transfers to the Trust without recourse (subject to Sections 2.02 and 2.04) all of its right, title, and interest in each Additional Home Equity Loan identified in the Transfer
Document, including its Asset Balance (including all Additional Balances) and all collections received on it after the relevant Subsequent Cut-off Date
(excluding payments due by the Subsequent Cut-off Date) and all proceeds of the foregoing. This transfer to the Trust is to the Owner Trustee, on behalf of the Trust, and each reference in this Agreement to this transfer shall be construed accordingly.

         (c) Conditions Precedent to Subsequent Additions. The obligation of the Indenture Trustee on behalf of the Trust to pay the purchase price from the relevant Additional Loan Account for the benefit of the Depositor and the acceptance by the Owner Trustee of the transfer of the Additional Home Equity
Loans and the other property and rights relating to them on the related
Subsequent Closing Date are subject to the satisfaction of each of the following conditions by the Subsequent Closing Date:

                (i) the Depositor shall have delivered to the Owner Trustee a properly completed and executed Transfer Document;

                (ii) as of the related Subsequent Closing Date, neither the Sponsor nor the Depositor is insolvent nor shall either of them be made insolvent by the transfer of the Additional Home Equity Loans nor is either of them aware of any pending insolvency;

                (iii) the addition shall not result in a material adverse federal tax consequence to the Trust, the Transferor, or the Noteholders;

                 (iv) the Subsequent Closing Date is not after the Latest
          Subsequent Closing Date;

                 (v) neither the Depositor nor the Trust shall have been advised in writing by any Rating Agency that the transfer of the Additional Home Equity Loans would result in a reduction or withdrawal of the Rating Agency's then current rating of the Notes
          [(without regard to the Policy)];

                (vi) on the Subsequent Closing Date each of the representations and warranties in Section 2.04(a) (excluding clauses
         (xvi), (xxv), (xxvii), (xxviii), and (xxix)) are true with respect to the Additional Home Equity Loans;

                (vii) the addition of the Additional Home Equity Loans will not result in a significant variance as of the Subsequent Closing
         Date from the Mortgage Loan pool characteristics covered by the representations and warranties in Section 3.04(a) (xvi), (xxv), (xxvii), (xxviii), and (xxix) after taking into account the addition of the Additional Home Equity Loans;

                (viii) as of the relevant Subsequent Closing Date, the Sponsor is not aware of any mechanics' or similar liens or claims that have been filed for work, labor, or material affecting the related
         Mortgaged Property that are, or may be, liens prior or equal to the lien of the related mortgage, except liens that are fully insured against by the title insurance policy referred to in Section
         2.04(xiv); and

                (ix) the Depositor shall have delivered or caused the Sponsor to deliver to the Owner Trustee and the Indenture Trustee an Officer's Certificate confirming the satisfaction of each of these conditions precedent.

Neither the Owner Trustee nor the Indenture Trustee need investigate or otherwise verify compliance with these conditions, except for its receipt of the documents specified above, and they may rely on the required Officer's
Certificate.

         (d) Additional Balances; Future Fundings. Additional Balances shall be part of the Asset Balance and are hereby transferred to the Trust on the Closing Date for the Initial Mortgage Loans and on the relevant Subsequent
Closing Date for the Additional Home Equity Loans pursuant to this Section
2.01, and therefore are part of the Trust property. Neither the Owner Trustee nor the Trust assumes the obligation under any Credit Line Agreement that provides for the funding of future advances to the mortgagor under it, and neither the Trust nor the Owner Trustee may fund these future advances.

         (e)  Delayed Delivery. In connection with the transfer under
Section 2.01(a) by the Depositor, the Depositor shall effect delivery of the Mortgage Loan Schedule to the Trust and the Indenture Trustee by the Closing
Date and delivery of the Initial Mortgage Files to the Trust, and the Trust shall deliver them to the Indenture Trustee,

                (i) no later than the Closing Date, with respect to no less than [___]% of the Initial Mortgage Loans,

                (ii) no later than the [twenty-first] day after the Closing
         Date, with respect to no less than [___]% of the Initial Mortgage
         Loans in addition to those delivered on the Closing Date, and

                (iii) within [thirty] days following the Closing Date, with respect to the remaining Initial Mortgage Loans.

In connection with the transfers by the Depositor under Section 2.01(b), the Depositor shall effect delivery of a revised Mortgage Loan Schedule reflecting the addition of the Additional Home Equity Loans to the Indenture Trustee within [15] days following the relevant Subsequent Closing Date and of the relevant Initial Mortgage Files

                (A) no later than the [twenty-first] day after the relevant
         Subsequent Closing Date, with respect to no less than [___]% of the relevant Additional Home Equity Loans and

                (B) within [thirty] days following the relevant Subsequent
         Closing Date, with respect to the remaining relevant Additional Home
         Equity Loans.

         (f) Substitution and Repurchase. If the Indenture Trustee does not receive the Mortgage File for any Mortgage Loan as required by Section
2.01(e), that Mortgage Loan shall automatically be retransferred to the Sponsor, subject to the conditions in Section 2.02(b) (as if that Mortgage
Loan were otherwise subject to these provisions). If a Transfer Deficiency results, the Sponsor shall substitute an Eligible Substitute Mortgage Loan for the related Mortgage Loan within [five] Business Days of notification of the Transfer Deficiency by the Indenture Trustee or, if unable to effect this substitution, deposit into the Collection Account the Transfer Deposit Amount in immediately available funds equal to the Transfer Deficiency (or effect a combination of substitution and deposit). This substitution or deposit shall be accomplished in the manner specified in, and have the effect specified in,
Section 2.02(b) (as if the related Mortgage Loan were otherwise subject to these provisions).

         (g) Mark Records. The Sponsor hereby confirms to the Owner Trustee and the Indenture Trustee that it has caused the portions of the Electronic
Ledgers relating to the Initial Mortgage Loans to be clearly and unambiguously marked, and has made the appropriate entries in its general accounting records, to indicate that the Initial Mortgage Loans have been transferred to the Trust at the direction of the Depositor. The Master Servicer hereby confirms to the Owner Trustee and the Indenture Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that those Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with this Agreement.

         By the relevant Subsequent Closing Date, the Sponsor shall cause the portions of the Electronic Ledgers relating to the Additional Home Equity
Loans to be clearly and unambiguously marked, and shall make appropriate entries in its general accounting records, to indicate that those Mortgage
Loans have been transferred to the Trust at the direction of the Depositor. By the relevant Subsequent Closing Date, the Master Servicer shall clearly and unambiguously make appropriate entries in its general accounting records indicating that those Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with this Agreement.

          (h) UCC Filings. The Depositor and the Trust agree (subject to paragraph (i) below) to effect any actions and execute any documents necessary to perfect and protect the Trust's, [and] the Noteholders'[, and the Credit
Enhancer's] interests in each Cut-off Date Asset Balance and Additional
Balances and their proceeds, including filing all necessary Continuation
Statements for the UCC-1 Financing Statements filed in the State of California
(which shall have been filed by the Closing Date) describing the Cut-off Date
Asset Balances and Additional Balances and naming the Depositor as debtor and the Trust as secured party or naming the Trust as debtor and the Indenture
Trustee as secured party and any amendments to UCC-1 Financing Statements required to reflect a change in the UCC or in the name or organizational structure of the Depositor or the Trust or the filing of any additional UCC-1
Financing Statements due to the change in the principal office of the Depositor or the Trust (within [30] days of any event necessitating the filing).

          (i) Sponsor Rating Downgrade. Should the long term senior unsecured corporate debt rating of IndyMac Bank fall below "[___]" by [____] or "[____]" by [_______], as promptly as practicable but in any case within [90] days of the event, the Master Servicer shall, at its expense,

                (x) request that the Indenture Trustee deliver to it the original Assignment of Mortgage previously delivered to the Indenture
         Trustee pursuant to Section 2.01(e) and then record the Assignment of Mortgage in favor of the Indenture Trustee (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records; [or]

                (y) deliver to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee [and the Credit Enhancer] to the effect that recording is not required to protect the Indenture
         Trustee's interest in the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority Security Interest in favor of the Indenture Trustee in the related Mortgage Loan, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating
         Agencies (as evidenced in writing) [and the Credit Enhancer][; or][.]

                [(z) cause the MERS(R) System to indicate (and provide evidence to the Indenture Trustee that it has done so) that the Mortgage Loans have been assigned by the Trust to the Indenture
         Trustee in accordance with this Agreement for the benefit of the Noteholders [and the Credit Enhancer] by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in the MERS computer files (a) the appropriate code that identifies the Indenture Trustee in the field for identifying the assignee and (b) the appropriate code that has been assigned to identify the Notes to the MERS(R) System in the field "Pool Field" identifying the Notes issued in connection with the Mortgage Loans.]

         (j) Sale Treatment. Notwithstanding the characterization of the Notes as debt of the Transferor for federal, state, and local income and franchise tax purposes, the transfer of the Mortgage Loans is a sale for accounting and other purposes, by the Sponsor to the Depositor and by the Depositor to the Trust of all the Sponsor's and then all the Depositor's interest in the Mortgage Loans and other property described above. However, if the transfer were to be characterized as a transfer for security and not as a sale, then the Depositor hereby grants to the Trust a Security Interest in all of the Depositor's right, title, and interest in the Mortgage Loans whether existing now or in the future, all monies due or to become due on the Mortgage Loans, and all their proceeds; and this Agreement shall constitute a Security
Agreement under applicable law.

         SECTION 2.02. ACCEPTANCE BY INDENTURE TRUSTEE.

         (a) On the Closing Date, the Indenture Trustee shall execute and deliver to the Depositor, the Master Servicer, and the Sponsor [(with a copy to the Credit Enhancer)] the Initial Certification pursuant to the Custodial
Agreement. If Mortgage Loans have been delivered after the Closing Date pursuant to Section 2.01(e), the Indenture Trustee shall execute and deliver to the Depositor, the Master Servicer, and the Sponsor [(with a copy to the Credit Enhancer)] a Delay Delivery Certification pursuant to the Custodial
Agreement within the period specified in the Custodial Agreement. Within [180] days after the Closing Date, the Indenture Trustee shall deliver to the Depositor, the Master Servicer, and the Sponsor [(with a copy to the Credit
Enhancer)] a Final Certification pursuant to the Custodial Agreement. The
Sponsor shall correct any defect noted in the Final Certification within [90] days of its receipt.

         (b) All interest of the Trust in the Mortgage Loan shall be retransferred without recourse, representation, or warranty to the Sponsor and the Asset Balance of the Mortgage Loan shall be deducted from the Loan Balance on the next Business Day after the Transfer Deposit Amount is deposited to the Collection Account and any other applicable requirements are satisfied if

                (i) the time to correct any defect in any Mortgage Loan noted on the Final Certification has expired,

                (ii) the Trust ever incurs any loss on any Mortgage Loan because any document in its Mortgage File is defective[.][, or

                (iii)an Assignment of Mortgage to the Indenture Trustee has not been recorded in accordance with Section 2.01(i) and the Mortgage
         Loan is not registered on the MERS(R) System.]

Interest accrued on the Asset Balance of the Mortgage Loan to the end of the related Collection Period shall be the property of the Trust.

         The Indenture  Trustee shall  determine if reducing the relevant Loan
Balance by the Asset Balance of the retransferred Mortgage Loan would cause a Transfer Deficiency. If so, the Indenture Trustee shall notify the Sponsor of the deficiency, and within [five] Business Days after the retransfer the Sponsor shall either

                (x) substitute an Eligible Substitute Mortgage Loan,

                (y) deposit into the Collection Account an amount (the
         "TRANSFER DEPOSIT AMOUNT") in immediately available funds equal to the Transfer Deficiency, or

                (z) do a combination of both (x) and (y) above.

The reduction or substitution  and the actual payment of any Transfer  Deposit
Amount shall be payment in full for the Mortgage Loan.

         The Owner Trustee shall execute any documents of transfer presented by the Sponsor, without recourse, representation, or warranty, and take any other actions reasonably requested by the Sponsor to effect the transfer by the Trust of the Defective Mortgage Loan pursuant to this Section on receipt of any Eligible Substitute Mortgage Loan or notice from a Servicing Officer to the effect that the Transfer Deposit Amount for a Defective Mortgage Loan has been deposited into the Collection Account or, if the Transferor Principal
Balance is not reduced below the Minimum Transferor Interest as a result of the retransfer of a Defective Mortgage Loan, as promptly as practicable following the transfer. The sole remedy of the Noteholders, the Transferor, the Owner Trustee, [and] the Indenture Trustee[, and the Credit Enhancer] against the Sponsor for the transfer of a Defective Mortgage Loan to the Trust is the Sponsor's obligation to accept a transfer of a Defective Mortgage Loan and to either convey an Eligible Substitute Mortgage Loan or to make a deposit of any Transfer Deposit Amount into the Collection Account.

         Promptly following the transfer of any Defective Mortgage Loan or Eligible Substitute Mortgage Loan from or to the Trust pursuant to this Section, the Master Servicer shall amend the Mortgage Loan Schedule, deliver the amended Mortgage Loan Schedule to the Indenture Trustee, and make appropriate entries in its general account records to reflect the transfer.
Following the retransfer, the Master Servicer shall appropriately mark its records to indicate that it is no longer servicing the Mortgage Loan on behalf of the Trust. The Sponsor shall appropriately mark its Electronic Ledger and make appropriate entries in its general account records to reflect the transfer promptly following the transfer.

         Notwithstanding any other provision of this Section, a retransfer of a Defective Mortgage Loan to the Sponsor pursuant to this Section that would cause the Transferor Principal Balance to be less than the Minimum Transferor
Interest  shall not occur if either the  Sponsor  fails to convey an  Eligible
Substitute Mortgage Loan or to deposit into the Collection Account any Transfer Deposit Amount required by this Section with respect to the transfer of the Defective Mortgage Loan.

          (c) The Sponsor shall deliver to the Indenture Trustee any documents required to be held by the Indenture Trustee in accordance with Section 2.01 with respect to any Eligible Substitute Mortgage Loans. The Master Servicer shall determine the Transfer Deposit Amount in any Collection Period during which the Sponsor substitutes Eligible Substitute Mortgage Loans and the Sponsor shall deposit that amount in the Collection Account at the time of substitution. All amounts received on the Eligible Substitute Mortgage Loans during the Collection Period in which the circumstances giving rise to the substitution occur shall not be a part of the Trust and shall not be deposited by the Master Servicer in the Collection Account. All amounts received on a removed Defective Mortgage Loan during the Collection Period in which the circumstances giving rise to the substitution occur shall be a part of the Trust and shall be deposited by the Master Servicer in the Collection Account.
An Eligible Substitute Mortgage Loan will be subject to the terms of this Agreement in all respects when transferred to the Trust, and the Sponsor hereby makes the representations, warranties, and covenants in Section 2.04 with respect to the Eligible Substitute Mortgage Loan as of the date of substitution. The procedures applied by the Sponsor in selecting each Eligible
Substitute Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Transferor, [or] the Noteholders[, or the Credit
Enhancer].

         (d) The Indenture Trustee shall retain possession of each Mortgage
File in accordance with the Custodial Agreement. The Master Servicer shall promptly deliver to the Indenture Trustee the originals of any other documents constituting the Mortgage File coming into its possession on their execution or receipt.

         SECTION 2.03. REPRESENTATIONS AND WARRANTIES REGARDING THE MASTER
SERVICER.

         The Master Servicer represents and warrants to the Indenture Trustee
[and the Credit Enhancer] that as of the Closing Date:

                (i) The Master Servicer is duly organized as a federally insured savings bank and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by the Pooling and Servicing Agreement to be conducted by the Master
         Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage
         Loans in accordance with the terms of the Pooling and Servicing
         Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.;

                (ii) The Master Servicer has the full corporate power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing
         Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                (iii) The execution and delivery of the Pooling and Servicing
         Agreement by the Master Servicer, the sale and servicing of the Mortgage Loans by the Master Servicer under the Pooling and Servicing
         Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer (including, without limitation, the Office of Thrift Supervision, the Federal Deposit
         Insurance Corporation or any other governmental entity having regulatory authority over the Master Servicer); and the Master
         Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it (including, without limitation, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other governmental entity having regulatory authority over the Master Servicer) which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under the Pooling and Servicing Agreement;

                (iv) The Master Servicer is an approved servicer of conventional mortgage loans for FNMA or FHLMC or is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act; [and]

                (v) No litigation is pending or, to the best of the Master
         Servicer's knowledge, threatened against the Master Servicer that would prohibit the execution or delivery of, or performance under, the Pooling and Servicing Agreement by the Master Servicer.[;and][.]

                (vi) [If any Mortgage Loan has been registered on the MERS(R)
         System, the Master Servicer is a member of MERS in good standing.]

The representations and warranties in this Section shall survive the transfer of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties that materially and adversely affects the interests of the Transferor, [or] the Noteholders, [or the Credit Enhancer,] the person discovering the breach shall give prompt notice to the other parties [and to the Credit Enhancer]. The Master Servicer shall cure in all material respects any breach of any representation or warranty within [90] days of becoming aware of it or, with the consent of a Responsible Officer of the Indenture Trustee, any longer period specified in the consent.

         SECTION 2.04. REPRESENTATIONS AND WARRANTIES OF THE SPONSOR REGARDING
THE MORTGAGE LOANS; RETRANSFER OF CERTAIN MORTGAGE LOANS.

         (a) The Sponsor represents and warrants to the Indenture Trustee, [and] the Trust[, and the Credit Enhancer] that as of the Cut-off Date, unless specifically stated otherwise:

                (i) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, this Agreement constitutes a valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms.

                (ii) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, either

                         (A) the Purchase Agreement constitutes a valid
                    transfer to the Depositor of all right, title, and interest of the Sponsor in the applicable Mortgage Loans, all monies due or to become due on them (excluding payments of accrued interest due by the Cut-off Date or Subsequent Cut-off Date, as applicable), all proceeds of the applicable Mortgage Loans, and any funds from time to time deposited in the Collection Account (excluding investment earnings on the funds) and all other property specified in Section 2.01(a) or (b), as applicable, and this Agreement constitutes a valid transfer to the Trust of the foregoing property such that, on execution of this Agreement, it is owned by the Trust free of all liens and other encumbrances, and is part of the corpus of the Trust conveyed to the Trust by the Sponsor, and upon payment for the Additional Balances, the Purchase Agreement and this Agreement will constitute a valid transfer to the Trust of all right, title, and interest of the Sponsor in the Additional Balances, all monies due or to become due on them, all proceeds of the Additional Balances, and all other property specified in Section 2.01(a) relating to the Additional Balances free of all liens and other encumbrances, or

                         (B) the Purchase Agreement or this Agreement, as
                    appropriate, constitutes a grant of a Security Interest to the Owner Trustee on behalf of the Trust and the Indenture constitutes a grant of a Security Interest to the Indenture Trustee in such property. The Indenture Trustee has a first priority perfected Security Interest in the Collateral, subject to the effect of Section 9-306 of the UCC with respect to collections on the Mortgage Loans that are deposited in the Collection Account in accordance with the next to last paragraph of Section 3.02(b), and if this Agreement constitutes the grant of a Security Interest in such property to the Trust, the Trust has a first priority perfected Security Interest in the property, subject to the same limitations.

                (iii) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan and as of the date any Additional Balance is created, the information in the Mortgage Loan Schedule for the Mortgage Loans is correct in all material respects.

                (iv) The applicable Mortgage Loan has not been assigned or pledged, and the Sponsor is its sole owner and holder free of any liens, claims, encumbrances, participation interests, equities, pledges, charges, or Security Interests of any nature, and has full authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loan, to transfer it pursuant to the Purchase Agreement.

                (v) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, the related Mortgage Note and the mortgage for each Mortgage Loan have not been assigned or pledged, and immediately before the sale of the Mortgage Loans to the Depositor, the Sponsor was the sole owner and holder of the Mortgage Loan free of any liens, claims, encumbrances, participation interests, equities, pledges, charges, or Security Interests of any nature, and has full authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans, to transfer it pursuant to the Purchase Agreement.

                (vi) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, the related mortgage is a valid and subsisting first or second lien on the property described in it, as shown on the Mortgage Loan
         Schedule with respect to each related Mortgage Loan, and as of the Cut-off Date, relevant Subsequent Cut-off Date, or date of substitution, as applicable, the related Mortgaged Property is free of all encumbrances and liens having priority over the first or second lien, as applicable, of the mortgage except for liens for

                         (A) real estate taxes and special assessments not yet
                    delinquent;

                         (B) any first mortgage loan secured by the Mortgaged
                    Property and specified on the Mortgage Loan Schedule;

                         (C) covenants, conditions and restrictions, rights of
                    way, easements, and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; and

                         (D) other matters to which like properties are
                    commonly subject that do not materially interfere with the benefits of the security intended to be provided by the mortgage.

                (vii) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, no obligor has a valid offset, defense, or counterclaim under any Credit Line Agreement or mortgage.

                (viii) To the best knowledge of the Sponsor, as of the Closing
         Date with respect to the Initial Mortgage Loans, the relevant
         Subsequent Closing Date with respect to any Additional Home Equity
         Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, no related Mortgaged Property has any delinquent recording or other tax or fee or assessment lien against it.

                (ix) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, no proceeding is pending or, to the best knowledge of the Sponsor, threatened for the total or partial condemnation of the related
         Mortgaged Property, and the property is free of material damage;

                (x) To the best knowledge of the Sponsor, as of the Closing
         Date with respect to the Initial Mortgage Loans, the relevant
         Subsequent Closing Date with respect to any Additional Home Equity
         Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, no mechanics' or similar liens or claims have been filed for work, labor, or material affecting the related Mortgaged Property that are, or may be, liens prior or equal to the lien of the related mortgage, except liens that are fully insured against by the title insurance policy referred to in clause
         (xiv).

                (xi) No Minimum Monthly Payment on an Initial Mortgage Loan is more than [59] days delinquent (measured on a contractual basis) and no Minimum Monthly Payment on any other Mortgage Loan being transferred on the relevant date is more than [30] days delinquent
         (measured on a contractual basis) and no more than the percentage specified in the Adoption Annex of the Initial Mortgage Loans being transferred on the relevant date (by Cut-off Date Loan Balance) were [30-59] days delinquent (measured on a contractual basis).

                (xii) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, for each Mortgage Loan, the related Mortgage File contains each of the documents specified to be included in them.

                (xiii) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, the related Mortgage Note and the related mortgage at origination complied in all material respects with applicable state and federal laws, including usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, or disclosure laws applicable to the Mortgage Loan, and the servicing practices used by the Master Servicer with respect to each Mortgage
         Loan have been consistent with the practices and the degree of skill and care the Master Servicer exercises in servicing for itself loans that it owns that are comparable to the Mortgage Loans.

                (xiv) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, either a lender's title insurance policy or binder was issued on the date of origination of the Mortgage Loan being transferred on the relevant date and each policy is valid and remains in full force, or a title search or guaranty of title customary in the relevant jurisdiction was obtained with respect to a Mortgage Loan as to which no title insurance policy or binder was issued.

                (xv) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, none of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

                (xvi) As of the Cut-off Date for the Initial Mortgage Loans no more than the percentage specified in the Adoption Annex of the Mortgage Loans, by aggregate principal balance, are secured by Mortgaged Properties located in one United States postal zip code.

                (xvii) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, the Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of the percentage specified in the Adoption Annex.

                (xviii) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, no selection procedure reasonably believed by the Sponsor to be adverse to the interests of the Transferor, [or] the Noteholders[, or the Credit Enhancer] was used in selecting the Mortgage Loans.

                (xix) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, the Sponsor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay, or defraud any of its creditors.

                (xx) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, the Minimum Monthly Payment with respect to any Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Asset Balance during the interest period relating to the date on which the Minimum Monthly Payment is due.

                (xxi) By the Closing Date with respect to the Initial Mortgage
         Loans and, to the extent not already included in the filing with respect to the Mortgage Loans, within [__] days of the relevant
         Subsequent Closing Date with respect to any Additional Home Equity
         Loans, and within [__] days of the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, the Sponsor will file UCC-1 financing statements with respect to the relevant
         Mortgage Loans.

                (xxii) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, each Credit Line Agreement and each Mortgage Loan is an enforceable obligation of the related mortgagor.

                (xxiii) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, the Sponsor has not received a notice of default of any senior mortgage loan related to a Mortgaged Property that has not been cured by a party other than the Master Servicer.

                (xxiv) As of the Closing Date with respect to the Initial
         Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, the definition of "prime rate" in each Credit Line Agreement relating to a Mortgage Loan does not differ materially from the definition in the form of Credit Line Agreement in Exhibit B.

                (xxv) The weighted average remaining term to maturity of the Initial Mortgage Loans on a contractual basis as of the Cut-off Date for the Initial Mortgage Loans is approximately the number of months specified in the Adoption Annex. On each date that the Loan Rates have been adjusted, interest rate adjustments on the Initial Mortgage
         Loans were made in compliance with the related mortgage and Mortgage
         Note and applicable law. Over the term of each Initial Mortgage Loan, the Loan Rate may not exceed the related Loan Rate Cap. The Loan Rate
         Cap for the Initial Mortgage Loans ranges between the percentages specified in the Adoption Annex and the weighted average Loan Rate
         Cap is approximately the percentage specified in the Adoption Annex.
         The Gross Margins for the Initial Mortgage Loans range between the percentages specified in the Adoption Annex and the weighted average
         Gross Margin is approximately the percentage specified in the Adoption Annex as of the Cut-off Date for the Initial Mortgage Loans.
         The Loan Rates on the Initial Mortgage Loans range between the percentages specified in the Adoption Annex and the weighted average
         Loan Rate on the Initial Mortgage Loans is approximately the percentage specified in the Adoption Annex The percentage of the Initial Mortgage Loans (by credit limit) that were underwritten in conformity with Fannie Mae guidelines is approximately the percentage specified in the Adoption Annex.

                 (xxvi) As of the Closing Date with respect to the Initial
          Mortgage Loans, the relevant Subsequent Closing Date with respect to any Additional Home Equity Loans, and the applicable date of substitution with respect to any Eligible Substitute Mortgage Loan, each Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected on it, or an individual condominium unit, planned unit development unit, or townhouse.

                (xxvii) No more than the percentage specified in the Adoption
         Annex (by Cut-off Date Loan Balance) of the Initial Mortgage Loans are secured by real property improved by individual condominium units, units in planned unit developments, townhouses or two-to-four family residences erected on them, and at least the percentage specified in the Adoption Annex (by Cut-off Date Loan Balance) of the
         Initial Mortgage Loans are secured by real property with a detached one-family residence erected on them;

                (xxviii) The Credit Limits on the Initial Mortgage Loans range between approximately the dollar amounts specified in the Adoption
         Annex with an average of approximately the dollar amount specified in the Adoption Annex. As of the Cut-off Date for the Initial Mortgage
         Loans, no Initial Mortgage Loan had a principal balance in excess of approximately the dollar amount specified in the Adoption Annex and the average principal balance of the Initial Mortgage Loans is equal to approximately the dollar amounts specified in the Adoption Annex.

                (xxix) Approximately the percentages specified in the Adoption
         Annex of the Initial Mortgage Loans, by aggregate principal balance as of the Cut-off Date for the Initial Mortgage Loans, are first and second liens.

                (xxx) As of the Closing Date, no more than the percentage specified in the Adoption Annex of the Mortgage Loans, by aggregate principal balance, were appraised electronically.

         If the substance of any representation and warranty in this Section made to the best of the Sponsor's knowledge or as to which the Sponsor has no knowledge is inaccurate and the inaccuracy materially and adversely affects the interest of the Trust and the Noteholders in the related Mortgage Loan then, notwithstanding that the Sponsor did not know the substance of the representation and warranty was inaccurate at the time the representation or warranty was made, the inaccuracy shall be a breach of the applicable representation or warranty.

         (b) The representations and warranties in this Section shall survive delivery of the respective Mortgage Files to the Indenture Trustee pursuant to the Custodial Agreement and the termination of the rights and obligations of the Master Servicer pursuant to Section 5.04 or 6.02. If the Sponsor, the
Depositor, the Master Servicer[, the Credit Enhancer], or a Responsible
Officer of the Indenture Trustee discovers a breach of any of the foregoing representations and warranties (other than the representation and warranty in Section 2.04(a)(iv)), without regard to any limitation concerning the knowledge of the Sponsor, that materially and adversely affects the interests of the Trust, the Indenture Trustee under the Indenture, [or] the Noteholders[, or the Credit Enhancer] in the Mortgage Loan, the party discovering the breach shall give prompt notice to the other parties [and the Credit Enhancer]. The Sponsor shall use all reasonable efforts to cure in all material respects any breach within [90] days of becoming aware of it or shall, not later than the Business Day before the Payment Date in the month following the Collection Period in which the cure period expired (or any later date that the Indenture Trustee [and the Credit Enhancer] consent[s] to), either (1) accept a transfer of the Mortgage Loan from the Trust or (2) substitute an Eligible Substitute Mortgage Loan in accordance with Section
2.02. The cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a repurchase of or substitution for only the Mortgage Loans necessary to cause the characteristics to comply with the related representation and warranty. Upon accepting the transfer and making any required deposit into the Collection
Account or substitution of an Eligible Substitute Mortgage Loan, as the case may be, the Owner Trustee shall execute any documents of transfer presented by the Sponsor, without recourse, representation, or warranty, and take any other actions reasonably requested by the Sponsor to effect the transfer by the Trust of the Mortgage Loans.

         The sole remedy of the Noteholders, the Indenture Trustee on behalf of Noteholders, [and] the Owner Trustee[, and the Credit Enhancer] against the Sponsor for the breach of a representation or warranty other than Section
2.04(a)(iv) is the Sponsor's obligation to accept a transfer of a Mortgage
Loan as to which a breach has occurred and is continuing and to make any required deposit in the Collection Account or to substitute an Eligible
Substitute Mortgage Loan. If the representation and warranty in Section
2.04(a)(iv) is breached, the transfer of the affected Mortgage Loans to the Trust shall be void and the Sponsor shall pay to the Trust the sum of (i) the amount of the related Asset Balances, plus accrued interest on each Asset
Balance at the applicable Loan Rate to the date of payment and (ii) the amount of any loss suffered by the Transferor, [or] the Noteholders[, or the Credit
Enhancer] with respect to the affected Mortgage Loans. The Indenture Trustee may enforce the Sponsor's obligations under this Section in its own right or as the owner of the Trust's right to seek enforcement as the assignee of the Trust's rights under this Agreement pursuant to the Indenture.

         The Sponsor shall defend and indemnify the Indenture Trustee, the Owner Trustee, [the Credit Enhancer,] and the Noteholders against all reasonable costs and expenses, and all losses, damages, claims, and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of the Sponsor (this consent not to be unreasonably withheld), that may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of a representation and warranty.

         SECTION 2.05. COVENANTS OF THE DEPOSITOR.

         The Depositor covenants that:

         (a) Security Interests. Except for the transfer under this Agreement, the Depositor will not transfer any Mortgage Loan to any other person, or create or suffer to exist any Lien on any Mortgage Loan or any interest in one, whether existing now or in the future; the Depositor will notify the Indenture Trustee of the existence of any Lien on any Mortgage Loan immediately on its discovery; and the Depositor will defend the right, title, and interest of the Trust in the Mortgage Loans, whether existing now or in the future, against all claims of third parties claiming through the Depositor. Nothing in this Section shall prohibit the Depositor from suffering to exist on any Mortgage Loan any Liens for municipal or other local taxes and other governmental charges if the taxes or governmental charges are not due at the time or if the Depositor is contesting their validity in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect to them.

         (b) Negative Pledge. The Depositor shall not transfer or grant a Security Interest in the Transferor Certificates except in accordance with
Section 4.05 of the Trust Supplement to the Trust Agreement establishing
Series [______].

         (c) Additional Indebtedness. So long as the Notes are outstanding the Depositor will not incur any debt other than debt that (i) is non-recourse to the assets of the Depositor other than the mortgage loans specifically pledged as security for the debt, or (ii) is subordinated in right of payment to the rights of the Noteholders, or (iii) is assigned a rating by each of the Rating
Agencies that is the same as the then current rating of the Notes.

          (d) Downgrading. The Depositor will not engage in any activity that would result in a downgrading of the Notes [without regard to the Policy].

          (e) Amendment to Certificate of Incorporation. The Depositor will not amend its Certificate of Incorporation without prior notice to the Rating
Agencies, [and] the Indenture Trustee[, and the Credit Enhancer].

          (f) Principal Place of Business. The Depositor's principal place of business is in California and it will not change its principal place of business without prior notice to the Rating Agencies, [and] the Indenture
Trustee[, and the Credit Enhancer].

         SECTION 2.06. TRANSFERS OF MORTGAGE LOANS AT ELECTION OF TRANSFEROR.

         Subject to the conditions below, the Transferor may require the transfer of Mortgage Loans from the Trust to the Transferor as of the close of business on a Payment Date (the "TRANSFER DATE"). In connection with any transfer, the Transferor Interest shall be reduced by the aggregate Asset
Balances as of their Transfer Date of the Mortgage Loans transferred. On the [fifth] Business Day (the "TRANSFER NOTICE DATE") before the Transfer Date designated in the notice, the Transferor shall give the Owner Trustee, the Indenture Trustee, [and] the Master Servicer[, and the Credit Enhancer] a notice of the proposed transfer that contains a list of the Mortgage Loans to be transferred. These transfers of Mortgage Loans shall be permitted if the following conditions are satisfied:

                (i) No Rapid Amortization Event has occurred.

                (ii) On the Transfer Date the Transferor Principal Balance
         (after giving effect to the removal of the Mortgage Loans proposed to be transferred) exceeds the Minimum Transferor Interest.

                (iii) The transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event.

                (iv) By the Transfer Date, the Transferor shall have delivered to the Indenture Trustee a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Transfer Date, and the Master Servicer shall have marked the Electronic Ledger to show that the Mortgage
         Loans transferred to the Transferor are no longer owned by the Trust.

                (v) The Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Noteholders [or the Credit Enhancer] were used in selecting the Mortgage Loans to be removed from the Trust.

                (vi) In connection with each transfer of Mortgage Loans pursuant to this Section, each Rating Agency [and the Credit
         Enhancer] shall have received by the related Transfer Notice Date notice of the proposed transfer of Mortgage Loans and, before the Transfer Date, each Rating Agency shall have notified the Transferor, [and] the Indenture Trustee[, and the Credit Enhancer] that the transfer of Mortgage Loans would not result in a reduction or withdrawal of its then current rating of the Notes [without regard to the Policy].

                (vii) The Transferor shall have delivered to the Owner
         Trustee, [and] the Indenture Trustee[, and the Credit Enhancer] an
         Officer's Certificate certifying that the items in subparagraphs (i) through (vi), inclusive, have been performed or are true, as the case may be. The Owner Trustee and the Indenture Trustee may conclusively rely on the Officer's Certificate, shall have no duty to make inquiries with regard to the matters in it, and shall incur no liability in so relying.

         Upon receiving the requisite information from the Transferor, the Master Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer
Date the Indenture Trustee shall effect delivery to the Transferor the Mortgage File for each Mortgage Loan being so transferred, and the Indenture
Trustee shall execute and deliver to the Transferor any other documents prepared by the Transferor reasonably necessary to transfer the Mortgage Loans to the Transferor. This transfer of the Trust's interest in Mortgage Loans shall be without recourse, representation, or warranty by the Indenture
Trustee or the Trust to the Transferor.

         SECTION 2.07. TAX TREATMENT.

         The Depositor and the Transferor intend that the Notes will be indebtedness of the Transferor for federal, state, and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor and the Depositor agree to treat the Notes for purposes of federal, state, and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Transferor secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with this treatment. The Indenture Trustee will prepare and file all tax reports required under this Agreement on behalf of the Trust.

         SECTION 2.08. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

         The Depositor represents and warrants to the Indenture Trustee on behalf of the Noteholders [and the Credit Enhancer] as follows:

                (i) This Agreement constitutes a valid and legally binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms.

                (ii) Immediately before to the sale and assignment by the Depositor to the Trust of each Mortgage Loan, the Depositor was the sole beneficial owner of each Mortgage Loan (insofar as the title was conveyed to it by the Sponsor) subject to no prior lien, claim, participation interest, mortgage, Security Interest, pledge, charge, or other encumbrance or other interest of any nature.

                (iii) As of the Closing Date, the Depositor has transferred all right, title, and interest in the Initial Mortgage Loans to the Trust, as of each Subsequent Closing Date, the Depositor has transferred all right, title, and interest in the Additional Home
         Equity Loans to the Trust and, as of each applicable date of substitution, the Depositor has transferred all right, title, and interest in the Eligible Substitute Mortgage Loan to the Trust.

                (iv) The Depositor has not transferred the Mortgage Loans to the Owner Trustee with any intent to hinder, delay, or defraud any of its creditors.

                                 ARTICLE III

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         SECTION 3.01. THE MASTER SERVICER.

         (a) The Master Servicer shall service and administer the Mortgage
Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a subservicer, to do anything in connection with servicing and administration that it deems appropriate and that is not inconsistent with this Agreement, and the Master Servicer shall remain responsible to the parties to this Agreement [and the Credit Enhancer] for its obligations under this Agreement. Any amounts received by any subservicer on a Mortgage Loan shall be considered to have been received by the Master Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Master Servicer may execute and deliver, on behalf of itself, the Noteholders, and the Indenture Trustee, or any of them, any instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

         At the request of a Servicing Officer, the Indenture Trustee shall furnish the Master Servicer with any powers of attorney and other documents appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement. The Master Servicer in this capacity may also consent to the placing of a lien senior to that of any mortgage on the related Mortgaged Property, if

                (i) the new senior lien secures a mortgage loan that refinances an existing first mortgage loan

         and

                (ii) the Loan-to-Value Ratio of the new mortgage loan (without taking into account any closing costs that may be financed by the new mortgage loan) is equal to or less than the Loan-to-Value Ratio of the first mortgage loan to be replaced measured either (A) as of the Cut-off Date or the relevant Subsequent Cut-off Date, as applicable, or (B) as of the date of the refinancing referenced in clause (i).

The aggregate Asset Balance of the Mortgage Loans with respect to which the senior lien may be modified in accordance with clause (ii)(A) may not exceed
[__]% of the Original Invested Amount and clause (ii)(B) may not exceed [__]% of the Original Invested Amount. The aggregate Asset Balance of all the Mortgage Loans with respect to which the senior lien may be so modified may not exceed [__]% of the Original Invested Amount (this [__]% referred to as the "INCREASED SENIOR LIEN LIMITATION").

         The Master Servicer may also, without approval from the Rating
Agencies[ or the Credit Enhancer], increase the Credit Limits on Mortgage
Loans if

                (i) new appraisals are obtained and the weighted average
         Combined Loan-to-Value Ratios of the Mortgage Loans after giving effect to the increase are less than or equal to the weighted average
         Combined Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off
         Date and

                (ii) the increases are consistent with the Master Servicer's underwriting policies. In addition, the Master Servicer may increase the Credit Limits on the Mortgage Loans having aggregate Asset
         Balances of up to an additional [___]% of the Original Invested
         Amount, if

                         (x) the increase in the Credit Limit of a Mortgage
                 Loan does not cause the Combined Loan-to-Value Ratio of the Mortgage Loan to exceed 100%,

                         (y) the increase in the Credit Limit of a Mortgage
                 Loan does not cause the Combined Loan-to-Value Ratio of the Mortgage Loan to increase by more than [__]% (for example, a Combined Loan-to-Value Ratio of [__]% can be increased to [__]%, a Combined Loan-to-Value Ratio of [__]% can be increased to [__]%, and so forth), and

                         (z) the increase is consistent with the Master
                 Servicer's underwriting policies.

         Furthermore,  the Master  Servicer,  without prior  approval from the
Rating  Agencies[  or the  Credit  Enhancer],  may  solicit  mortgagors  for a reduction in Loan Rates. The Master Servicer may only reduce the Loan Rates on
up  to  [__]%  of  the  Mortgage  Loans  by  Original  Invested  Amount.   Any
solicitations  shall not result in a reduction in the weighted  average  Gross
Margin of the  Mortgage  Loans by more  than [__]  basis  points  taking  into account any prior reductions.

         In addition, the Master Servicer may agree to changes in the terms of a Mortgage  Loan at the  request of the  mortgagor  if the  changes (i) do not materially  and  adversely  affect  the  interests  of  Noteholders,  [or] the
Transferor[,  or the Credit Enhancer] and (ii) are consistent with prudent and customary  business  practice  as  evidenced  by  a  certificate  signed  by a
Servicing   Officer  delivered  to  the  Indenture  Trustee  [and  the  Credit
Enhancer].

         In addition, the Master Servicer may solicit mortgagors to change any other terms of the related Mortgage Loans if the changes (i) do not materially and adversely affect the interests of the Noteholders, the Transferor[, or the Credit Enhancer] and (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Indenture Trustee [and the Credit Enhancer]. Nothing in this Agreement shall limit the right of the Master Servicer to solicit mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.

         [The Master  Servicer may  register any Mortgage  Loan on the MERS(R)
System, or cause the removal from registration of any Mortgage Loan on the MERS(R) System, and execute and deliver, on behalf of the Owner Trustee, any instruments of assignment and other comparable instruments with respect to the assignment or re-recording of a mortgage in the name of MERS, solely as nominee for the Owner Trustee and its successors and assigns.

         For so long as any Mortgage Loan is registered on the MERS(R) System, the Master Servicer shall maintain in good standing its membership in MERS and shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS. If any Mortgage Loans are registered on the MERS(R) System, the Master
Servicer may cause MERS to execute and deliver an assignment of mortgage in recordable form to transfer any of the Mortgage Loans registered on the MERS(R) System from MERS to the Owner Trustee. The Master Servicer shall promptly notify MERS of any transfer of beneficial ownership or release of any Security Interest in any MOM Loan.]

         The relationship of the Master Servicer to the Trust and the Indenture Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner, or agent of the Trust or the Indenture Trustee.

         (b) If the rights and obligations of the Master Servicer are terminated under this Agreement, any successor to the Master Servicer in its sole discretion may terminate the existing subservicer arrangements with any subservicer or assume the terminated Master Servicer's rights under those subservicing arrangements to the extent permitted by applicable law and the subservicing agreements.

         SECTION 3.02. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS;
ESTABLISHMENT OF ACCOUNTS.

         (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the Mortgage Loans, and shall follow the collection procedures it follows for mortgage loans in its servicing portfolio comparable to the Mortgage Loans, to the extent consistent with this Agreement.
Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees that may be collected in the ordinary course of servicing the Mortgage Loans and (ii) arrange with a mortgagor a schedule for the payment of interest due and unpaid if the arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services. Notwithstanding any arrangement, the Mortgage Loans will be included in the information regarding delinquent
Mortgage Loans in the Servicing Certificate and monthly statement to Noteholders pursuant to Section 7.04 of the Indenture.

         (b) The Master Servicer shall establish and maintain a trust account
(the "COLLECTION ACCOUNT") with the title specified in the Adoption Annex. The
Collection Account shall be an Eligible Account. The Master Servicer shall (i) on the Business Day before each of the first three Payment Dates, deposit in the Collection Account any shortfall in the amount required to pay the Note
Interest on those Payment Dates resulting solely from the failure of certain
Mortgage Loans to be fully indexed and (ii) on the Business Day before the first Payment Date, deposit in the Collection Account (A) an amount equal to the excess of the aggregate amount payable pursuant to Sections 8.03(a)(i) and
(ii) of the Indenture on the first Payment Date over what the aggregate
Investor Interest Collections would be if the Minimum Monthly Payments due during the first Collection Period were made on each Mortgage Loan and (B) any amounts representing payments on, and any collections in respect of, the Mortgage Loans received after the Cut-off Date and before the Closing Date
(exclusive of payments of accrued interest due by the Cut-off Date), and then the Master Servicer, or the Sponsor, as the case may be, shall deposit within [two] Business Days following its receipt the following payments and collections received or made by it (without duplication):

                         (1) all collections on the Mortgage Loans;

                         (2) the amounts deposited to the Collection Account
                 pursuant to Section 4.03;

                         (3) Net Liquidation Proceeds net of any related
                 Foreclosure Profit;

                         (4) Insurance Proceeds; and

                         (5) any amounts required to be deposited pursuant to
                 Section 7.01.

         The Master  Servicer  may retain  from  payments  of  interest on the
Mortgage Loans in each Collection Period, the Servicing Fee for the Collection
Period and any  unreimbursed  optional  advance  made by the  Master  Servicer pursuant to Section 4.03.  Notwithstanding  the foregoing,  so long as IndyMac
Bank is the Master Servicer and [(x)] the Master  Servicer's  long-term senior unsecured  debt  obligations  are rated at least  "[____]"  by  [_______]  and
"[___]"  by [____]  and [(y) the Credit  Enhancer's  claims-paying  ability is rated  "[___]" by [_______]  and "[___]" by [____],] the Master  Servicer need not make daily deposits in the Collection  Account for any Collection  Period,
but instead may make a single deposit in the Collection  Account of amounts to be remitted by it for the Collection Period in immediately  available funds on the Business Day before the related  Payment  Date. No other amounts are to be
deposited  to  the  Collection   Account,   including   amounts   representing
Foreclosure  Profits,  fees (including  annual fees) or late charge  penalties payable by  mortgagors,  or amounts  received by the Master  Servicer  for the accounts of mortgagors for application towards the payment of taxes, insurance premiums,  assessments,  excess pay off amounts, and similar items. The Master
Servicer shall remit all Foreclosure Profits to the Sponsor.

         The Indenture  Trustee shall hold amounts deposited in the Collection
Account as trustee for the Noteholders,  [and] the Transferor[, and the Credit
Enhancer]. In addition, the Master Servicer shall notify the Indenture Trustee
[and the Credit Enhancer] on each Determination Date of the amount of collections in the Collection Account allocable to Interest Collections and Principal Collections for the Mortgage Loans for the related Payment Date.
Following this notification, the Master Servicer may withdraw from the Collection Account and retain any amounts that constitute income realized from the investment of the collections.

         Amounts on deposit in the Collection Account will be invested in Eligible Investments maturing no later than the day before the next Payment
Date at the direction of the Master Servicer. All income realized from any investment in Eligible Investments of funds in the Collection Account is the Master Servicer's and may be withdrawn from time to time. Any losses incurred on these investments that reduce principal shall be deposited in the Collection Account by the Master Servicer out of its own funds immediately as realized.

         SECTION 3.03. WITHDRAWALS FROM THE COLLECTION ACCOUNT AND THE
ADDITIONAL LOAN ACCOUNT.

         (a) If the Master Servicer makes monthly deposits in the Collection
Account pursuant to Section 3.02(b), the Master Servicer may make a net deposit in the Collection Account of the amounts required by Section 3.02(b).

         (b) Upon satisfaction of the conditions precedent to subsequent additions in Section 2.01, on a Subsequent Closing Date designated by the Depositor, the Indenture Trustee shall withdraw from the Additional Loan
Account an amount equal to the Cut-off Date Asset Balance in the Transfer
Document to purchase the Additional Home Equity Loans covered by the Transfer
Document and shall deliver to the order of the Depositor an amount in cash equal to the actual Cut-off Date Asset Balance of the relevant Additional Home
Equity Loans. If after that payment any funds remain from the original set aside with respect to the Transfer Document pursuant to Section 2.01(b), then they shall be returned to the Additional Loan Account.

         SECTION 3.04. MAINTENANCE OF HAZARD INSURANCE; PROPERTY PROTECTION
EXPENSES.

         The Master Servicer shall cause to be maintained for each Mortgage
Loan hazard insurance naming the Master Servicer or the related subservicer as loss payee under it providing extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing the Mortgage Loan from time to time or (ii) the combined principal balance owing on the Mortgage Loan and any mortgage loan senior to the Mortgage Loan from time to time. The Master Servicer shall also maintain on property acquired through foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements that are a part of the property or (ii) the combined principal balance owing on the Mortgage Loan and any mortgage loan senior to the Mortgage Loan at the time of the foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Master Servicer of related Liquidation Expenses to be incurred. These requirements will be satisfied if the Master Servicer obtains and maintains a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards. The blanket policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If the blanket policy contains a deductible clause, the Master Servicer shall deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the deductible clause if a Mortgaged Property incurs a loss that would have been covered by an individual hazard policy with extended coverage.

         Amounts collected by the Master Servicer under these policies shall be deposited in the Collection Account to the extent called for by Section
3.02. The hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance when the Mortgaged Property is located in a federally designated flood area. The flood insurance shall be in the amount required under applicable guidelines of the Federal Flood Emergency Act. No other insurance need be carried on any Mortgaged Properties pursuant to this Agreement.

         SECTION 3.05. ASSUMPTION AND MODIFICATION AGREEMENTS.

         When a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Master Servicer shall exercise its right to accelerate the maturity of the Mortgage Loan consistent with the then current practice of the Master Servicer and without regard to the inclusion of the Mortgage Loan in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Master Servicer (so long as its action conforms with the underwriting standards generally acceptable in the industry at the time for new origination) may enter into an assumption and modification agreement with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which that person becomes liable under the Credit Line Agreement and, to the extent permitted by applicable law, the mortgagor remains liable on it. The Master Servicer shall notify the Indenture
Trustee that any assumption and modification agreement has been completed by delivering to the Indenture Trustee an Officer's Certificate certifying that the agreement is in compliance with this Section and by forwarding the original copy of the assumption and modification agreement to the Indenture
Trustee. Any assumption and modification agreement shall be a part of the related Mortgage File. No change in the terms of the related Credit Line
Agreement may be made by the Master Servicer in connection with the assumption to the extent that the change would not be permitted to be made in the original Credit Line Agreement pursuant to Section 3.01(a). Any fee collected by the Master Servicer for entering into the assumption and modification agreement will be retained by the Master Servicer as additional servicing compensation.

         SECTION 3.06. REALIZATION UPON DEFAULTED MORTGAGE LOANS; REPURCHASE
OF CERTAIN MORTGAGE LOANS.

         The Master Servicer shall foreclose or otherwise comparably convert to ownership Mortgaged Properties securing defaulted Mortgage Loans when, in the opinion of the Master Servicer based on normal and usual practices and procedures, no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. If the Master Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of the Mortgaged Property would not be commercially reasonable, then the Master Servicer will not cause the Trust to acquire title to the Mortgaged
Property in a foreclosure or similar proceeding. In connection with foreclosure or other conversion, the Master Servicer shall follow the practices and procedures it deems appropriate and that are normal and usual in its general mortgage servicing activities, including advancing funds to correct a default on a related senior mortgage loan. However, the Master
Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it determines that the expenditure will increase Net Liquidation Proceeds.

         If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee on behalf of Noteholders.

         The Master Servicer, in its sole discretion, may purchase for its own account from the Trust any Mortgage Loan that is [91] days or more delinquent.
The price for any Mortgage Loan purchased shall be 100% of its Asset Balance plus accrued interest on it at the applicable Loan Rate from the date through which interest was last paid by the related mortgagor to the [first] day of the month in which the purchase price is to be distributed to the Noteholders.
The purchase price shall be deposited in the Collection Account. Upon receipt of a certificate from the Master Servicer in the form of Exhibit D, the Indenture Trustee shall release to the Master Servicer the related Mortgage
File and shall execute and deliver any instruments of transfer prepared by the Master Servicer, without recourse, necessary to vest in the purchaser of the Mortgage Loan any Mortgage Loan released to it and the Master Servicer shall succeed to all the Trust's interest in the Mortgage Loan and all related security and documents. This assignment shall be an assignment outright and not for security. The Master Servicer shall then own the Mortgage Loan, and all security and documents, free of any further obligation to the Trust, the Owner Trustee, the Indenture Trustee[, the Credit Enhancer], the Transferor, or the Noteholders with respect to it.

         SECTION 3.07. INDENTURE TRUSTEE TO COOPERATE.

         By each Payment Date,  the Master  Servicer will notify the Indenture
Trustee whenever the Asset Balance of any Mortgage Loan has been paid in full during the preceding Collection Period. A Servicing Officer shall certify that the Mortgage Loan has been paid in full and that all amounts received in connection with the payment that are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited. Upon payment in full pursuant to Section 3.01, the Master Servicer is authorized to execute an instrument of satisfaction regarding the related mortgage, which instrument of satisfaction shall be recorded by the Master
Servicer if required by applicable law and be delivered to the person entitled to it.

         [If the mortgage has been registered on the MERS(R) System, the Master Servicer shall cause the removal of the mortgage from registration on the MERS(R) System and execute and deliver, on behalf of the Indenture Trustee and the Noteholders, any instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with the instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account.]

         As appropriate for the servicing or foreclosure of any Mortgage Loan, or in connection with the payment in full of the Asset Balance of any Mortgage
Loan,  upon  request of the Master  Servicer  and  delivery  to the  Indenture
Trustee of a Request for Release substantially in the form of Exhibit D signed by a Servicing Officer, the Indenture Trustee shall release the related
Mortgage File to the Master Servicer and the Indenture Trustee shall execute any documents provided by the Master Servicer necessary to the prosecution of any proceedings or the taking of other servicing actions. The Master Servicer shall return the Mortgage File to the Indenture Trustee when the need for it by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated, in which case, upon receipt of a certificate of a Servicing
Officer similar to that specified above, the Request for Release shall be released by the Indenture Trustee to the Master Servicer.

         To facilitate the  foreclosure of the mortgage  securing any Mortgage
Loan that is in default following recordation of the assignments of mortgage in accordance with this Agreement, if so requested by the Master Servicer, the Indenture Trustee shall execute an appropriate assignment in the form provided to the Indenture Trustee by the Master Servicer to assign the Mortgage Loan for the purpose of collection to the Master Servicer or a subservicer. The assignment shall unambiguously indicate that the assignment is for the purpose of collection only. The Master Servicer will then bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, in the Collection Account. If all delinquent payments due under the Mortgage Loan are paid by the mortgagor and any other defaults are cured, then the Master
Servicer shall promptly reassign the Mortgage Loan to the Indenture Trustee and return the related Mortgage File to the place where it was being maintained.

         SECTION 3.08. SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY
MASTER SERVICER.

         The Master  Servicer may retain the Servicing Fee pursuant to Section
3.02 and 3.03 as  compensation  for its  services in  servicing  the  Mortgage
Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection
Account  (other  than  Foreclosure  Profits)  shall be  retained by the Master
Servicer. The Master Servicer must pay all expenses incurred by it in connection with its activities under this Agreement (including payment of all other fees and expenses not expressly stated under this Agreement to be for the account of another person) and shall not be entitled to reimbursement under this Agreement except as specifically provided in this Agreement.
Liquidation Expenses are reimbursable to the Master Servicer

                         FIRST, from related Liquidation Proceeds and

                         SECOND, from the Collection Account pursuant to
                 Section 8.03(a)(viii) of the Indenture.

         SECTION 3.09. ANNUAL STATEMENT AS TO COMPLIANCE.

         (a) The Master Servicer will deliver to the Indenture Trustee[, the
Credit Enhancer], and the Rating Agencies, by the date in each year specified in the Adoption Annex, beginning on the date specified in the Adoption Annex, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding fiscal year (or the applicable shorter period for the first report) and of its performance under this Agreement has been made under the officer's supervision and (ii) to the best of the officer's knowledge, based on the review, the Master Servicer has fulfilled all of its material obligations under this Agreement throughout the fiscal year, or, if there has been a default in the fulfillment of those obligations, specifying each default known to the officer and its nature and status.

         (b) Within [five] Business Days after obtaining knowledge of it, the Master Servicer shall notify the Indenture Trustee[, the Credit Enhancer], and each of the Rating Agencies of any event that with the giving of notice or the lapse of time would become an Event of Servicing Termination by delivering an Officer's Certificate describing the event.

         SECTION 3.10. ANNUAL SERVICING REPORT.

         By the date in each year specified in the Adoption Annex, beginning on the date specified in the Adoption Annex, the Master Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to furnish a report to the Indenture Trustee[, the Credit Enhancer], and each Rating Agency to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans during the most recent fiscal year then ended under sale and servicing agreements or pooling and servicing agreements (substantially similar to this Agreement, including this Agreement), that the examination was conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in the audit guide are applicable to the servicing obligations in those agreements), and that the examination has disclosed no items of noncompliance with this Agreement that, in the opinion of the firm, are material, except for the items of noncompliance described in the report.

         SECTION 3.11. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION
REGARDING THE MORTGAGE LOANS.

          (a) The Master Servicer shall provide to the Indenture Trustee[, the
Credit Enhancer], any Noteholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home
Loan Bank Board, the FDIC, and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift
Supervision and the FDIC (acting as operator of the Savings Association
Insurance Fund or the Bank Insurance Fund). The Master Servicer will provide access without charge but only after reasonable notice and during normal business hours at the offices of the Master Servicer. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of this obligation shall not constitute a breach of this Section.

          (b) The Master Servicer shall supply the information needed to make required distributions and to furnish required reports to Noteholders [and to make any claim under the Policy], in the form the Indenture Trustee reasonably requests, to the Indenture Trustee and any Paying Agent by the start of the Determination Date preceding the related Payment Date.

         SECTION 3.12. MAINTENANCE OF CERTAIN SERVICING INSURANCE POLICIES.

         The Master Servicer shall during the term of its service as master servicer maintain in force (i) policies of insurance covering errors and omissions in the performance of its obligations as master servicer under this Agreement and (ii) a fidelity bond covering its officers, employees, or agents. Each policy and bond together shall comply with the requirements from time to time of Fannie Mae for persons performing servicing for mortgage loans purchased by Fannie Mae.

          SECTION 3.13. REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION.


         The Administrator shall, on behalf of the Trust, effect filing with the Securities and Exchange Commission of any periodic reports required to be filed under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under it. At the request of the Administrator, each of the Sponsor, the Master Servicer, the Depositor, the Indenture Trustee, and the Transferor shall cooperate with the Administrator in the preparation of these reports and shall provide to the Indenture Trustee in a timely manner all information or documentation the Indenture Trustee reasonably requests in connection with the performance of its obligations under this Section.

         SECTION 3.14. TAX TREATMENT.

         The Transferor shall treat the Mortgage Loans as its property for all federal, state, or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Master Servicer) as its income for income tax purposes. The Master Servicer shall prepare all tax information required by law to be distributed to Noteholders. The Master
Servicer shall not be liable for any liabilities, costs, or expenses of the Trust, the Noteholders, the Transferor, or the Note Owners arising under any tax law, including federal, state, or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect to any tax or arising from a failure to comply with any tax requirement).

         SECTION 3.15. INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE
GENERALLY AND REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY.

         The Master Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section
6050J of the Code for reports of foreclosures and abandonments of any mortgaged property, the Master Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Master
Servicer (i) on behalf of the Indenture Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer shall be in form, substance, and timing sufficient to meet the reporting requirements imposed by Section 6050J of the Code.

                                  ARTICLE IV

                             SERVICING CERTIFICATE

         SECTION 4.01. SERVICING CERTIFICATE.

         Not later than each Determination Date, the Master Servicer shall deliver (a) to the Indenture Trustee, the statement for Noteholders required to be prepared pursuant to Section 4.04 and (b) to the Indenture Trustee, the Owner Trustee, the Sponsor, the Depositor, the Paying Agent[, the Credit
Enhancer], and each Rating Agency a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Indenture Trustee and the Master Servicer), together with an Officer's
Certificate to the effect that the Servicing Certificate is correct in all material respects, stating the related Collection Period, Payment Date, the series number of the Notes, the date of this Agreement, and:

                (i) the aggregate amount of collections received on the Mortgage Loans by the Determination Date for the related Collection
         Period;

                (ii) the aggregate amount of (a) Interest Collections and (b)
         Principal Collections for the related Collection Period;

                (iii) the Investor Floating Allocation Percentage and the
         Investor Fixed Allocation Percentage for the related Collection
         Period;

                (iv) the Investor Interest Collections and Investor Principal
         Collections for the related Collection Period;

                (v) the Interest Collections that are not Investor Interest
         Collections and Transferor Principal Collections for the related
         Collection Period;

                (vi) the Note Interest and the applicable Note Rate for the Notes for the related Interest Period; (vii) the amount of the Note
         Interest that is not payable to the Noteholders because of insufficient Investor Interest Collections;

                (viii) the Unpaid Investor Interest Shortfall and the amount of interest on the shortfall at the applicable Note Rate applicable from time to time (separately stated) to be distributed on the related Payment Date;

                (ix) the remaining Unpaid Investor Interest Shortfall after the distribution on the related Payment Date;

                (x) the amount of any Basis Risk Carryforward in the distribution;

                (xi) the amount of the remaining Basis Risk Carryforward after giving effect to the related distribution;

                (xii) the Accelerated Principal Distribution Amount and the portion of it that will be distributed pursuant to Section
         8.03(a)(vi) of the Indenture;

                (xiii) the Scheduled Principal Collections Distribution
         Amount, separately stating its components;

                (xiv) the amount of any Transfer Deposit Amount paid by the Sponsor or the Depositor pursuant to Section 2.02 or 2.04;

                (xv) any accrued Servicing Fees for the Mortgage Loans for previous Collection Periods and the Servicing Fee for the related
         Collection Period;

                (xvi) the Investor Loss Amount for the related Collection
         Period;

                (xvii) the aggregate amount of Investor Loss Reduction Amounts for previous Payment Dates that have not been previously reimbursed to the Holders of the Notes pursuant to Section 8.03(a)(iv) of the Indenture;

                (xviii) the aggregate Asset Balance of the Mortgage Loans as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

                (xix) the Invested Amount as of the end of the preceding
         Collection Period;

                (xx) the Note Principal Balance and loan factor after giving effect to the distribution on the related Payment Date and to any reduction because of the Investor Loss Amount;

                 (xxi) the Transferor Principal Balance and the Available
          Transferor Subordinated Amount after giving effect to the distribution on the Payment Date;

                (xxii) the aggregate amount of Additional Balances created on the Mortgage Loans during the previous Collection Period;

                (xxiii) the number and aggregate Asset Balances of Mortgage
         Loans (x) as to which the Minimum Monthly Payment is delinquent for [30-59] days, [60-89] days, and [90] or more days, respectively and
         (y) that have become REO, in each case as of the end of the preceding
         Collection Period;

                (xxiv) whether a Rapid Amortization Event has occurred since the prior Determination Date, specifying the Rapid Amortization Event if one has occurred;

                (xxv) whether an Event of Servicing Termination has occurred since the prior Determination Date, specifying the Event of Servicing
         Termination if one has occurred;

                (xxvi) [the amount to be distributed to the Credit Enhancer pursuant to Section 8.03(a)(v) and Section 8.03(a)(vii) of the Indenture, stated separately];

                (xxvii) the Guaranteed Principal Distribution Amount for the
         Payment Date;

                (xxviii) [the Credit Enhancement Draw Amount for the related
         Payment Date];

                (xxix) the amount to be distributed to the Transferor pursuant to Section 8.03(a)(x) of the Indenture;

                (xxx) the amount to be paid to the Master Servicer pursuant to
         Section 8.03(a)(viii) of the
         Indenture;

                (xxxi) the Maximum Rate for the related Collection Period and the Weighted Average Net Loan Rate for the Mortgage Loans;

                (xxxii) the expected amount of any optional advances pursuant to Section 4.03 by the Master Servicer included in the distribution on the related Payment Date and the aggregate expected amount of optional advances pursuant to Section 4.03 by the Master Servicer outstanding as of the close of business on the related Payment Date;

                (xxxiii) the related Available Subordinated Transferor Amount after giving effect to the distribution to be made on the related
         Payment Date;

                (xxxiv) the number and principal balances of any Mortgage
         Loans transferred to the Transferor pursuant to Section 2.06;

                (xxxv) the aggregate of all Liquidation Loss Amounts on the Mortgage Loans since the Cut-off Date and whether a Cumulative Loss
         Test Violation has occurred since the prior Determination Date;

                (xxxvi) the Rolling Six Month Delinquency Rate for the Payment
         Date;

                (xxxvii) in the Servicing Certificates for the first and second Payment Dates, the number and Cut-off Date Asset Balance of
         Mortgage Loans for which the Mortgage Loan File was not delivered to the Indenture Trustee within [30] days of the Closing Date or Subsequent Closing Date, as applicable; and

                (xxxviii)in the Servicing Certificate for the first Payment
         Date, the aggregate Cut-off Asset Balance of Additional Home Equity
         Loans acquired by the Trust.

         The Indenture  Trustee and the Owner Trustee shall  conclusively rely upon the  information  contained  in a Servicing  Certificate  for purposes of
making   distributions   pursuant  to  Section   8.03  of  the   Indenture  or
distributions  on the Transferor  Certificates,  shall have no duty to inquire into this  information  and shall have no liability in so relying.  The format and  content  of the  Servicing  Certificate  may be  modified  by the  mutual agreement of the Master Servicer,  [and] the Indenture Trustee [and the Credit
Enhancer].  The Master Servicer shall give notice of any changes to the Rating
Agencies.

         SECTION 4.02. ACKNOWLEDGEMENT AND COOPERATION.

         [The Depositor, the Master Servicer and the Indenture Trustee acknowledge that without the need for any further action on the part of the Credit Enhancer,]the Depositor, the Master Servicer, the Indenture Trustee or the Note Registrar (a) to the extent the Credit Enhancer makes payments, directly or indirectly, on account of principal of or interest or other amounts on any Notes to the Holders of the Notes or the Credit Enhancer, as applicable, will be fully subrogated to the rights of these Holders to receive the principal and interest from the Trust and (b) the Credit Enhancer shall be paid the principal and interest or other amounts but only from the sources and in the manner provided herein for the payment of the principal and interest or other amounts. The Indenture Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interests under this Agreement and the Indenture without limiting the rights or affecting the interests of the Holders as otherwise set forth in this Agreement and the Indenture.]

         SECTION 4.03. OPTIONAL ADVANCES OF THE MASTER SERVICER.

         The Master Servicer, in its sole discretion, may advance the interest component of any delinquent Minimum Monthly Payment (or any portion of it) by depositing the amount into the Collection Account by the related Determination
Date.

         SECTION 4.04. STATEMENTS TO NOTEHOLDERS.

         Concurrently with each payment to Noteholders, the Master Servicer shall prepare a statement (the "Monthly Statement") for each Payment Date with the following information:

                (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

                (ii) the aggregate amount to be paid to Noteholders;

                (iii) the amount of Note Interest in the payment and the Note
         Rate;

                (iv) the amount of any Unpaid Investor Interest Shortfall in the payment;

                (v) the amount of the remaining Unpaid Investor Interest
         Shortfall after giving effect to the payment;

                (vi) the amount of principal in the payment, separately stating its components;

                (vii) the amount of the reimbursement of previous Investor
         Loss Amounts in the payment;

                (viii) the amount of the aggregate of unreimbursed Investor
         Loss Reduction Amounts after giving effect to the payment;

                (ix) the amount of any Basis Risk Carryforward in the payment;

                (x) the amount of the remaining Basis Risk Carryforward after giving effect to the payment;

                (xi) the Servicing Fee for the Payment Date;

                (xii) the Invested Amount, the Note Principal Balance, and the factor to seven decimal places obtained by dividing the Note
         Principal Balance for the Payment Date by the Original Note Principal
         Balance after giving effect to the payment;

                (xiii) the Loan Balance as of the end of the preceding
         Collection Period;

                (xiv) [any Credit Enhancement Draw Amount;]

                (xv) the number and aggregate Asset Balances of Mortgage Loans as to which the Minimum Monthly Payment is delinquent for [30-59] days, [60-89] days, and [90] or more days, respectively, as of the end of the preceding Collection Period;

                (xvi) the book value (within the meaning of 12 C.F.R.ss.
         571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                (xvii) the amount of any optional advances pursuant to Section
         4.03 by the Master Servicer included in the payment on the Payment
         Date and the aggregate amount of optional advances pursuant to
         Section 4.03 by the Master Servicer outstanding as of the close of business on the Payment Date;

                (xviii) the Note Rate for the payment;

                (xix) the number and principal balances of any Mortgage Loans retransferred to the Transferor pursuant to each of Section 2.04 and
         Section 2.06;

                (xx) the amount of Subordinated Transferor Collections included in the payment;

                (xxi) the amount of Overcollateralization Step-Down Amount included in the payment;

                (xxii) the Available Transferor Subordinated Amount for the payment Date; and

                (xxiii) for the first and second Payment Dates, the number and Cut-off- Date Asset Balance of Mortgage Loans for which the Mortgage
         Loan File was not delivered to the Indenture Trustee within [30] days of the Closing Date or Subsequent Closing Date, as applicable.

         The  amounts  furnished  pursuant  to  clauses  (ii),  (iii) for Note
Interest, (iv), (v), (vi), (vii), and (viii) above shall be expressed as a dollar amount per $[1,000] increment of Notes.

         If the Monthly Statement is not accessible to any of the Noteholders, the Master Servicer, [the Credit Enhancer,] or either Rating Agency on the
Indenture Trustee's internet website, the Indenture Trustee shall forward a hard copy of it to each Noteholder, the Master Servicer, [the Credit
Enhancer,] and each Rating Agency immediately after the Indenture Trustee becomes aware that the Monthly Statement is not accessible to any of them via the Indenture Trustee's internet website. The address of the Indenture
Trustee's internet website where the Monthly Statement will be accessible is https://www.[_______________]. Assistance in using the Indenture Trustee's internet website may be obtained by calling the Indenture Trustee's customer service desk at ([___]) [________]. The Indenture Trustee shall notify each Noteholder, the Master Servicer[, the Credit Enhancer], and each Rating Agency in writing of any change in the address or means of access to the internet website where the Monthly Statement is accessible.

         Within  [60] days  after the end of each  calendar  year,  the Master
Servicer shall prepare and forward to the Indenture Trustee the information in
clauses  (iii)  and  (vi)  above   aggregated  for  the  calendar  year.  This
requirement  of the  Master  Servicer  shall  be  satisfied  if  substantially comparable  information  is provided by the Master  Servicer or a Paying Agent pursuant to any requirements of the Code.

         The Indenture Trustee shall prepare (in a manner consistent with the treatment of the Notes as indebtedness of the Transferor, or as may be otherwise required by Section 3.14) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Noteholders for payments by the Indenture Trustee (or the Paying Agent) on the Notes and shall file and distribute such forms as required by law.

                                  ARTICLE V

              THE MASTER SERVICER, THE SPONSOR, AND THE DEPOSITOR

         SECTION 5.01. LIABILITY OF THE SPONSOR, THE MASTER SERVICER, AND THE
DEPOSITOR.

         The Sponsor, the Depositor, and the Master Servicer shall be liable only for their express agreements under this Agreement.

         SECTION 5.02. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE
OBLIGATIONS OF, THE MASTER SERVICER OR THE DEPOSITOR.

         The Depositor  and the Master  Servicer will each keep in full effect its existence, rights and franchises as a corporation or federal savings bank, as the case may be,  under the laws of the United  States or under the laws of one of the states thereof and will each obtain and preserve its  qualification to do business as a foreign  corporation  in each  jurisdiction  in which such
qualification   is  or  shall  be   necessary  to  protect  the  validity  and
enforceability of this Agreement,  or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the  Depositor  or the Master  Servicer  may be
merged  or   consolidated,   or  any  Person  resulting  from  any  merger  or
consolidation  to which the Depositor or the Master Servicer shall be a party, or any  person  succeeding  to the  business  of the  Depositor  or the Master
Servicer,  shall be the successor of the Depositor or the Master Servicer,  as the case may be,  hereunder,  without the  execution or filing of any paper or any further act on the part of any of the parties  hereto,  anything herein to the  contrary  notwithstanding;  provided,  however,  that  the  successor  or surviving  Person to the Master  Servicer  shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

         SECTION 5.03. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND
OTHERS.

         Neither the Master Servicer nor any of its directors, officers, employees, or agents is liable to the Trust, the Owner Trustee, the Transferor, or the Noteholders for the Master Servicer's taking any action or refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment. This provision shall not protect the Master Servicer or any of its directors, officers, employees, or agents against any liability that would otherwise be imposed for misfeasance, bad faith, or gross negligence in the performance of the duties of the Master Servicer or for reckless disregard of the obligations of the Master Servicer. The Master
Servicer and any of its directors, officers, employees, or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any person about anything arising under this Agreement.

         The Master Servicer and each of its directors, officers, employees, and agents shall be indemnified by the Trust and held harmless against any loss, liability, or expense incurred in connection with any legal action relating to this Agreement, the Transferor Certificates, or the Notes, other than any loss, liability, or expense related to any specific Mortgage Loan that is otherwise not reimbursable pursuant to this Agreement and any loss, liability, or expense incurred due to its willful misfeasance, bad faith, or gross negligence in the performance of duties under this Agreement or due to its reckless disregard of its obligations under this Agreement.

         The Master Servicer need not appear in, prosecute, or defend any legal action that is not incidental to its duties to service the Mortgage
Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability. The Master Servicer may in its sole discretion undertake any action that it deems appropriate with respect to this Agreement and the interests of the Noteholders. If so, the reasonable legal expenses and costs of the action and any resulting liability shall be expenses, costs, and liabilities of the Trust, and the Master Servicer shall only be entitled to be reimbursed pursuant to Section 8.03(a)(viii) of the Indenture. The Master
Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to
Section 5.04 or 6.01 with respect to any losses, expenses, costs, or liabilities arising before its resignation or termination (or arising from events that occurred before its resignation or termination).

         SECTION 5.04. MASTER SERVICER NOT TO RESIGN.

         Subject to Section 5.02, the Master Servicer shall not resign as Master Servicer under this Agreement except

          (i) if the performance of its obligations under this Agreement are no longer permissible under applicable law or due to applicable law are in material conflict with any other activities carried on by it or its subsidiaries or Affiliates that are of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or

         (ii) if

                 (a) the Master Servicer has proposed a successor Master
          Servicer to the Indenture Trustee and the proposed successor Master
          Servicer is reasonably acceptable to the Indenture Trustee;

                 (b) each Rating Agency has delivered a letter to the Indenture Trustee before the appointment of the successor Master
          Servicer stating that the proposed appointment of the successor
          Master Servicer as Master Servicer under this Agreement will not result in the reduction or withdrawal of the then current rating of the Notes [without regard to the Policy]; and

                 (c) [the proposed successor Master Servicer is reasonably acceptable to the Credit Enhancer in its sole discretion, as evidenced by a letter to the Indenture Trustee.]

         No resignation by the Master Servicer shall become effective until the Indenture Trustee or successor Master Servicer designated by the Master
Servicer has assumed the Master Servicer's obligations under this Agreement or the Indenture Trustee has designated a successor Master Servicer in accordance with Section 6.02. Any resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 6.01 and 6.02 as obligations that survive the resignation or termination of the Master
Servicer. Any determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to that effect delivered to the Indenture Trustee [and the Credit Enhancer]. The
Master Servicer shall have no claim (whether by subrogation or otherwise) or other action against the Transferor, [or] any Noteholder[, or the Credit
Enhancer] for any amounts paid by the Master Servicer pursuant to any provision of this Agreement.

         SECTION 5.05. DELEGATION OF DUTIES.

         In the ordinary course of business, the Master Servicer may delegate any of its duties under this Agreement at any time to any person who agrees to act in accordance with standards comparable to those with which the Master
Servicer complies pursuant to Section 3.01, including any of its Affiliates or any subservicer referred to in Section 3.01. This delegation shall not relieve the Master Servicer of its obligations under this Agreement and shall not constitute a resignation within the meaning of Section 5.04.

         SECTION 5.06. INDEMNIFICATION BY THE MASTER SERVICER.

         The Master Servicer shall indemnify the Trust, the Owner Trustee, and the Indenture Trustee against any loss, liability, expense, damage, or injury suffered or sustained due to the Master Servicer's actions or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement, including any judgment, award, settlement, reasonable attorneys' fees, and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim. This indemnification is not payable from the assets of the Trust. This indemnity shall run directly to and be enforceable by an injured party subject to any applicable limitations. The provisions of this Section shall survive termination of this Agreement or the resignation or removal of the Indenture
Trustee.

                                  ARTICLE VI

                             SERVICING TERMINATION

         SECTION 6.01. EVENTS OF SERVICING TERMINATION.

         If any one of the following events ("EVENTS OF SERVICING
TERMINATION") shall occur and be continuing:

           (i) any failure by the Master Servicer to deposit in the Collection
         Account any deposit required to be made under this Agreement that continues unremedied either beyond the relevant Payment Date or for [five] Business Days (or, if the Master Servicer is permitted to remit collections on a monthly basis pursuant to Section 3.02(b), [three] Business Days) after the date when notice of the failure has been given to the Master Servicer by the Indenture Trustee or to the Master Servicer and the Indenture Trustee by the [Credit Enhancer or]
         Holders of Notes representing not less than [25]% of the Outstanding
         Amount; or

           (ii) failure by the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master
         Servicer in the Notes or in this Agreement that materially and adversely affects the interests of the Noteholders [or the Credit
         Enhancer] and continues unremedied for a period of [60] days after the date on which notice of the failure, requiring it to be remedied, and stating that the notice is a "Notice of Default" under this Agreement, has been given to the Master Servicer by the Indenture
         Trustee or to the Master Servicer and the Indenture Trustee by the [Credit Enhancer or the] Holders of Notes representing not less than [25]% of the Outstanding Amount; or

           (iii) an Insolvency Event occurs with respect to the Master
         Servicer;

then, until the Event of Servicing Termination has been remedied by the Master
Servicer, either the Indenture Trustee, [the Credit Enhancer,] or the Holders of Notes representing not less than [51]% of the Outstanding Amount [with the consent of the Credit Enhancer] by notice then given to the Master Servicer
(and to the Indenture Trustee if given by [the Credit Enhancer or] the Holders of Notes) may terminate all of the rights and obligations of the Master
Servicer as servicer under this Agreement. This notice to the Master Servicer shall also be given to each Rating Agency[, and the Credit Enhancer].

         From the receipt by the Master Servicer of the notice, all the rights and  obligations  of the Master  Servicer under this  Agreement,  whether with respect to the Notes or the Mortgage Loans or otherwise,  shall pass to and be vested in the Indenture  Trustee  pursuant to this Section;  and the Indenture
Trustee  is  authorized  to  execute  and  deliver,  on behalf  of the  Master
Servicer, as attorney-in-fact or otherwise,  any documents, and to do anything else appropriate to effect the purposes of the notice of termination,  whether to complete the transfer and  endorsement  of each  Mortgage  Loan and related documents,  or otherwise.  The Master  Servicer  agrees to cooperate  with the
Indenture  Trustee in effecting the  termination of the rights and obligations of the Master  Servicer  under this  Agreement,  including the transfer to the
Indenture  Trustee for the  administration  by it of all cash amounts that are held by the Master  Servicer and are to be  deposited by it in the  Collection
Account,  or that have been deposited by the Master Servicer in the Collection
Account or are  subsequently  received by the Master  Servicer with respect to the Mortgage Loans.  All reasonable costs and expenses  (including  attorneys'
fees)  incurred in  connection  with  transferring  the Mortgage  Files to the
successor   Master  Servicer  and  amending  this  Agreement  to  reflect  the succession  as Master  Servicer  pursuant to this Section shall be paid by the predecessor  Master  Servicer (or if the  predecessor  Master  Servicer is the
Indenture Trustee,  the initial Master Servicer) on presentation of reasonable documentation of the costs and expenses.

         Notwithstanding  the foregoing,  a delay in or failure of performance under  Section  6.01(i) for a period of [five] or more  Business Days or under
Section  6.01(ii) for a period of [60] or more days,  shall not  constitute an
Event of Servicing  Termination if the delay or failure could not be prevented by the exercise of reasonable  diligence by the Master  Servicer and the delay or failure was caused by an act of God or the public  enemy,  acts of declared
or  undeclared  war,  public  disorder,  rebellion  or  sabotage,   epidemics,
landslides,  lightning,  fire,  hurricanes,  earthquakes,  floods,  or similar causes.  The  preceding  sentence  shall not relieve the Master  Servicer from using its best  efforts  to  perform  its  obligations  in a timely  manner in accordance  with the terms of this  Agreement,  and the Master  Servicer shall provide the Indenture  Trustee,  the Depositor,  the  Transferor[,  the Credit
Enhancer],  and the Noteholders  with an Officers'  Certificate  giving prompt notice of its failure or delay,  together with a description of its efforts to perform its  obligations.  The Master  Servicer shall  immediately  notify the
Indenture Trustee of any Events of Servicing Termination.

         [In connection with the termination of the Master Servicer if any mortgage is registered on the MERS(R) System, then, either (i) the successor
Master Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of mortgage in recordable form to transfer all the mortgages registered on the MERS(R) System from MERS to the Indenture Trustee and to execute and deliver any other notices and documents appropriate to effect a transfer of those mortgages or the servicing of the Mortgage Loan on the MERS(R) System to the successor Master Servicer.
The predecessor Master Servicer shall file the assignment in the appropriate recording office. The successor Master Servicer shall deliver the assignment to the Indenture Trustee promptly upon receipt of the original with evidence of recording on it or a copy certified by the public recording office in which the assignment was recorded.]

         SECTION 6.02. INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         (a) From the time the Master Servicer receives a notice of termination pursuant to Section 6.01 or resigns pursuant to Section 5.04, the Indenture Trustee shall be the successor in all respects to the Master
Servicer in its capacity as Master Servicer under this Agreement and the transactions contemplated by this Agreement and shall be subject to all the obligations of the Master Servicer under this Agreement except (i) the obligation to repurchase or substitute for any Mortgage Loan, (ii) with respect to any representation or warranty of the Master Servicer, or (iii) for any act or omission of either a predecessor or successor Master Servicer other than the Indenture Trustee. As its compensation under this Agreement, the Indenture Trustee shall be entitled to the compensation the Master Servicer would have been entitled to under this Agreement if no notice of termination had been given. In addition, the Indenture Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents, and record keeping, as provided in Section
6.01.

         Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Master Servicer, or (ii) if the Indenture Trustee is legally unable to so act, the Indenture Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank, or other mortgage loan or home equity loan servicer having a net worth of not less than $[15,000,000] as the successor to the Master Servicer under this Agreement to assume of any obligations of the Master Servicer under this Agreement. [The successor Master
Servicer must be acceptable to the Credit Enhancer in its sole discretion, as evidenced by the Credit Enhancer's prior consent, as applicable, which consent shall not be unreasonably withheld.] The appointment of the successor Master
Servicer must not result in the qualification, reduction, or withdrawal of the ratings assigned to the Notes by the Rating Agencies [without regard to the Policy].

         Pending appointment of a successor to the Master Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act as Master Servicer. In connection with this appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation that the Master Servicer would otherwise have received pursuant to Section 3.08 (or any lesser compensation the Indenture Trustee and the successor agree to). The
Indenture Trustee and the successor shall take any action, consistent with this Agreement, necessary to effectuate the succession.

         (b) The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer that may have arisen under this Agreement before its termination as Master Servicer (including any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by the predecessor Master
Servicer of any of its representations or warranties contained in this Agreement. Except for any compensation agreement with the Indenture Trustee, any successor Master Servicer shall be subject to all the terms of this Agreement from the time that it accepts its appointment to the same extent as if it were originally named as Master Servicer.

         SECTION 6.03. NOTIFICATION TO NOTEHOLDERS AND THE TRANSFEROR.

         Upon any termination or appointment of a successor to the Master
Servicer pursuant to this Article or Section 5.04, the Indenture Trustee shall give prompt notice of it to the Noteholders at their respective addresses appearing in the Note Register, the Transferor[, the Credit Enhancer], and each Rating Agency.

                                 ARTICLE VII

                                  TERMINATION

         SECTION 7.01. TERMINATION.

         (a) The respective obligations and responsibilities of the Sponsor, the Master Servicer, the Depositor, the Trust, and the Indenture Trustee created by this Agreement (other than the obligation of the Master Servicer to send certain notices) shall terminate on the earlier of

                 (i) the transfer of all the Mortgage Loans pursuant to
          Section 7.01(b),

                 (ii) the termination of the Trust Agreement or the Indenture, and

                 (iii) the final payment or other liquidation of the last
          Mortgage Loan remaining in the Trust or the disposition of all property acquired in foreclosure or by deed in lieu of foreclosure of any Mortgage Loan.

         Upon  termination  in  accordance  with this  Section,  the Indenture
Trustee shall execute any documents and instruments of transfer presented by the Transferor, in each case without recourse, representation, or warranty, and take any other actions the Transferor reasonably requests to effect the transfer of the Mortgage Loans to the Transferor. Notwithstanding the termination of this Agreement, the Master Servicer shall comply with this Agreement in winding up activities under this Agreement after termination if necessary.

         (b) [With the consent of the Credit Enhancer,] [T][t]he Transferor may effect the transfer of all the Mortgage Loans at their termination purchase price on any Payment Date from the Payment Date immediately before which the aggregate Note Principal Balance is less than or equal to [10]% of the aggregate Original Note Principal Balance. The termination purchase price is the sum of:

                 (i) the aggregate Note Principal Balance,

                 (ii) accrued aggregate Note Interest through the day preceding the final Payment Date, and

                 (iii) interest accrued on any aggregate Unpaid Investor
          Interest Shortfall, to the extent legally permissible,

         (c) The Transferor must notify [the Credit Enhancer,] the Trust, and the Indenture Trustee of any election to effect the transfer of the Mortgage
Loans pursuant to Section 7.01(b) no later than the [first] day of the month before the month in which the transfer is to occur. The proceeds from the purchase of the Mortgage Loans, for purposes of payments on the Notes, shall be considered to have been received in the Collection Period before the Collection Period in which the Payment Date on which the purchase takes place occurs.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

SECTION 8.01.     AMENDMENT.

         This Agreement may be amended from time to time by the Sponsor, the Master Servicer, the Depositor, the Owner Trustee, and the Indenture Trustee, if the Rating Agency Condition is satisfied [(in connection with which the consent of the Credit Enhancer shall not be unreasonably withheld)]. This
Agreement may also be amended from time to time by the Sponsor, the Master
Servicer, the Depositor, the Owner Trustee, and the Indenture Trustee, with the consent of [the Credit Enhancer (which consent shall not be unreasonably withheld) and] Holders of not less than [662/3]% of the aggregate Outstanding
Amount of the Notes.

         The Indenture Trustee may enter into any amendment of this Agreement as to which the Rating Agency Condition is satisfied, and when so requested by an Issuer Request, the Indenture Trustee shall enter into any amendment of this Agreement

                 (i) that does not impose further obligations or liabilities on the Indenture Trustee, and

                 (ii) as to which either the Rating Agency Condition is satisfied or Holders of not less than [662/3]% of the aggregate
          Outstanding Amount of Notes [and the Credit Enhancer] have consented.

         [Following the execution and delivery of any amendment to this Agreement or to the Policy to which the Credit Enhancer was required to consent, either the Transferor, if the Transferor requested the amendment, or the Master Servicer, if the Master Servicer requested the amendment, shall reimburse the Credit Enhancer for the reasonable out-of-pocket costs and expenses incurred by them in connection with the amendment.]

         Before the execution of the amendment, the party to this Agreement requesting the amendment shall notify each Rating Agency of the substance of the amendment. [The Indenture Trustee shall deliver fully executed original counterparts of the instruments effecting the amendment to the Credit
Enhancer.]

         SECTION 8.02. GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PROVISIONS THAT
WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER STATE.

         SECTION 8.03. NOTICES.

         All notices, demands, instructions, consents, and other communications required or permitted under this Agreement shall be in writing and signed by the party giving the same and shall be personally delivered or sent by first class or express mail (postage prepaid), national overnight courier service, or by facsimile transmission or other electronic communication device capable of transmitting or creating a written record
(confirmed by first class mail) and shall be considered to be given for purposes of this Agreement on the day that the writing is delivered when personally delivered or sent by facsimile or overnight courier or [three]
Business Days after it was sent to its intended recipient if sent by first class mail. A facsimile has been delivered when the sending machine issues an electronic confirmation of transmission. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this Section, notices, demands, instructions, consents, and other communications in writing shall be given to or made on the respective parties at their respective addresses indicated below:

                  if to the Trust at:

                           [IndyMac Trust]
                           [Addresss of Master Trust]
                           [Phone Number for Master Trust]


                  if to the Depositor at:

                           IndyMac ABS, Inc.

                           [Address of Depositor]
                           [Telecopier Number for Depositor]

                  if to the Master Servicer at

                           IndyMac Bank, F.S.B.
                           [Address for Master Servicer]
                           [Telecopier Number for Master Servicer]

                  if to the Indenture Trustee at

                           the Corporate Trust Office
                           Telecopy:  [______________]

                  [if to the Credit Enhancer at

                           [Address of Credit Enhancer]
                           [Phone Number of Credit Enhancer]]


                  if to [_______] at

                           [Address for Rating Agency]

                 and

                  if to [____] at

                           [Address for Rating Agency]

         [Whenever a notice or other communication to the Credit Enhancer refers to an Event of Servicing Termination or with respect to which failure on the part of the Credit Enhancer to respond would constitute consent or acceptance, then a copy of the notice or other communication shall also be sent to the attention of the General Counsel of the Credit Enhancer and shall be marked to indicate "URGENT MATERIAL ENCLOSED."]

         SECTION 8.04. SEVERABILITY OF PROVISIONS.

         Any provisions of this Agreement that are held invalid for any reason or  unenforceable  in any  jurisdiction  shall,  as to that  jurisdiction,  be ineffective  to the  extent  of the  invalidity  or  unenforceability  without invalidating the remaining  provisions of this Agreement,  and the prohibition
or   unenforceability  in  a  jurisdiction  shall  not  invalidate  or  render unenforceable that provision in any other jurisdiction.

         SECTION 8.05. ASSIGNMENT.

         [Except as provided in Sections 5.02 and 5.04, this Agreement may not be assigned by the Depositor or the Master Servicer without the prior consent of the Credit Enhancer.]

         SECTION 8.06. THIRD-PARTY BENEFICIARIES.

         This Agreement will be binding on the parties to this Agreement, and inure to the benefit of the parties to this Agreement, the Noteholders, the Transferor, the Note Owners, [and] the Owner Trustee[, and the Credit
Enhancer] and their respective  successors and permitted assigns.  [The Credit
Enhancer is a third party beneficiary of this Agreement. No other person will have any rights under this Agreement.]

         SECTION 8.07. COUNTERPARTS.

         This Agreement may be executed in any number of copies, and by the different parties on the same or separate counterparts, each of which shall be considered to be an original instrument.

         SECTION 8.08. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings in this Agreement and the Table of Contents are for convenience only and shall not affect the construction of this Agreement.

         SECTION 8.09. SERIES TRUST.

         The Trust is a series trust pursuant to Sections 3804 and 3806(b)(2) of the Business Trust Statute, and each series shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Business Trust
Statute. As such, this Agreement is entered into only with respect to the Series of the Trust referred to in the Adoption Annex and the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Series referred to in the Adoption Annex shall be enforcable against the assets of the Series referred to in the Adoption Annex only, and not against the assets of the Trust generally, or the assets of any other series.

         IN WITNESS WHEREOF, the Depositor, the Sponsor and Master Servicer, the Trust, and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                      IndyMac ABS, Inc.
                           Depositor



                      By:    __________________________
                             Name:
                             Title:



                      INDYMAC BANK, F.S.B.
                           Sponsor and Master Servicer



                      By:   ____________________________
                            Name:
                            Title:



                      [------------------------------]
                           Indenture Trustee

                      By:   _____________________________
                            Name:
                            Title:






                      [INDYMAC TRUST]

                      By:   WILMINGTON TRUST COMPANY, not in its
                           individual capacity but solely as Owner
                           Trustee

                      By:   _______________________________
                            Name:
                           Title:



State of                                    )
         ---------------------------
                                            ) ss.:
County of                                   )
         ---------------------------

         On the __th day of [______], 20[__] before me, a notary public in and for the State of ____________, personally appeared ____________, known to me who, being by me duly sworn, did depose and say that he resides at _________________________________, __________; that he is the ______________
of IndyMac ABS, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; that he signed his name thereto by order of the Board of Directors of said corporation.

                                   -----------------------------
                                    Notary Public

[Notarial Seal]

 State of                           )
          ---------------------
                                    ) ss.:
County of                           )
         ----------------------


         On the __th day of [______], 20[__] before me, a notary public in and for the State of New York, personally appeared ____________, known to me who, being by me duly sworn, did depose and say that he resides at ______________________________ _____________; that he is the
________________________ of IndyMac Bank, F.S.B., a federal savings bank, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said bank.

                                   -------------------------
                                   Notary Public

[Notarial Seal]

State of                           )
         -------------------
                                   ) ss.:
County of                          )
         -------------------


         On the __th day of [______], 20[__] before me, a notary public in and for the State of ________, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at _________________, ____________, ________ _____; that he is the ______________
of [______________________________], a national banking association, one of the parties that executed the foregoing instrument; that he signed his name thereto by order of the Board of Directors of said corporation.

                                   -----------------------
                                   Notary Public

[Notarial Seal]

State of                           )
         -----------------------
                                   ) ss.:
County of                          )
         -----------------------

         On the __th day of [______], 20[__] before me, a notary public in and for the State of ________, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at _________________, ____________, ________ _____; that he is the ______________
of Wilmington Trust Company, not in its individual capacity but in its capacity as Owner Trustee of INDYMAC MASTER TRUST, one of the parties that executed the foregoing instrument; that he signed his name thereto by order of the Board of Directors of said corporation.

                                   ---------------------------------
                                   Notary Public

[Notarial Seal]

                                                                    EXHIBIT A

                            MORTGAGE LOAN SCHEDULE

                     [Delivered to Indenture Trustee Only]

                                                                   EXHIBIT B

                         FORM OF CREDIT LINE AGREEMENT

                                                                    EXHIBIT C


                       FORM OF LETTER OF REPRESENTATIONS

                                                                   EXHIBIT D

                   FORM OF REQUEST FOR RELEASE OF DOCUMENTS

                                                                   [DATE]

[------------------------------]
         as Indenture Trustee
[Address of Indenture Trustee]

         Re:      IndyMac ABS, Inc. Revolving Home Equity Loan
                  Asset Backed Notes, Series [______]
Gentlemen:

         In connection with the administration of the Mortgage Loans held by you as Indenture Trustee under the Sale and Servicing Agreement dated as of [____________], 20[__], among IndyMac ABS, Inc. as Depositor, IndyMac Bank, F.S.B., as Sponsor and Master Servicer, [IndyMac Trust] and you, as Indenture Trustee (the "Agreement"), we hereby request a release of the Mortgage File held by you as Indenture Trustee with respect to the following described Mortgage Loan for the reason indicated below. Loan No.:

[MIN No.]
 -------
Reason for requesting file:
--------------------------

                1. Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to Section 4.02 of the Agreement have been so deposited).

                2. Retransfer of Mortgage Loan. (The Master Servicer hereby certifies that the Transfer Deposit Amount has been deposited in the Collection Account pursuant to the Agreement).

                3. The Mortgage Loan is being foreclosed.

                4. The Mortgage Loan is being re-financed by another depository institution. (The Master Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to Section 4.02 of the Agreement have been so deposited).

                5. Other (Describe).

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Agreement and will promptly be returned to the Indenture Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan has been liquidated or retransferred.

         Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                        INDYMAC BANK, F.S.B.

                                        By:_______________________________

                                           Name:
                                           Title: Servicing Officer

                                                                   EXHIBIT E

                           FORM OF TRANSFER DOCUMENT

         Transfer Document, dated as of [________], 20[__], among IndyMac ABS, Inc., a Delaware corporation, as depositor (the "Depositor"), IndyMac Bank, F.S.B., a federal savings bank ("IndyMac Bank"), in its capacity as seller under the Sale and Servicing Agreement referred to below (the "Seller"), and [____________________], as owner trustee (the "Owner Trustee").

                                  WITNESSETH:

         WHEREAS, the Depositor, IndyMac Bank (in its capacity as Seller and in its capacity as Master Servicer) and the Owner Trustee are parties to that certain sale and servicing agreement dated as of [______], 20[__] (the "Sale and Servicing Agreement") relating to the Home Equity Mortgage Loan Asset-Backed Certificates, Series [________]; and

         WHEREAS, as contemplated in the Sale and Servicing Agreement, the Seller desires to convey certain Additional Home Equity Loans (as hereinafter defined) to the Depositor, and the Depositor desires to simultaneously convey such Additional Home Equity Loans to the Owner Trustee for the benefit of the Noteholders;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1.01.  Defined Terms.
               -------------

         This Transfer Document is delivered pursuant to the Purchase Agreement and the Sale and Servicing Agreement and capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

         "Additional Home Equity Loans" means the Mortgage Loans identified on the Mortgage Loan Schedule specified in Section 1.02 hereof.

         "Agreement" means this Transfer Document and all amendments hereof and supplements hereto.

         "Subsequent Closing Date" means, with respect to this Agreement, [_________], 20[__].

         "Subsequent Cut-off Date" means, with respect to each of the Additional Home Equity Loans, [_________], 20[__].

Section 1.02.  Supplement to Mortgage Loan Schedule.
               ------------------------------------

         Annexed hereto is a supplement to the Mortgage Loan Schedule to the Sale and Servicing Agreement listing the Mortgage Loans to be conveyed by the Seller to the Depositor and simultaneously by the Depositor to the Owner Trustee pursuant to the Sale and Servicing Agreement and this Agreement on the Subsequent Closing Date.

Section 1.03.  Conveyance of Subsequent Mortgage Loans by the Seller.
               -----------------------------------------------------

         Subject to the conditions set forth in Section 1.05 and Section 1.06, in consideration of the Trustee's delivery to or upon the order of the Seller of an amount equal to $________ (i.e., the aggregate Cut-off Date Asset Balance of the Additional Home Equity Loans), the Seller does hereby sell, transfer, assign and otherwise convey to the Depositor, without recourse (subject to the Seller's obligations hereunder) all of the Seller's right, title and interest in and to the Additional Home Equity Loans, including all interest and principal received or receivable by the Seller on or with respect to each Additional Home Equity Loan after the related Subsequent Cut-off Date and all interest and principal payments on each Additional Home Equity Loan received prior to such related Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on each Additional Home Equity Mortgage Loan on or before such related Subsequent Cut-off Date, and the Depositor simultaneously does hereby sell, transfer, assign, set over and otherwise convey to the Owner Trustee for the benefit of the Noteholders, without recourse, all the right, title and interest of the Depositor in and to each Additional Home Equity Loan, including all interest and principal received or receivable by the Depositor on or with respect to each Additional Home Equity Loan after the related Subsequent Cut-off Date and all interest and principal payments on each Additional Home Equity Loan received prior to such related Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on each Additional Home Equity Loan on or before such related Subsequent Cut-off Date.

         Section 1.04. Allocation of the Amounts to be Released from the Additional Loan Accounts.

         Of the $________ (i.e., the aggregate Cut-off Date Asset Balance of the Additional Home Equity Loans), released by the Owner Trustee pursuant to the terms of Section 1.03 hereof, the Owner Trustee shall release an amount equal to $__________ (i.e., the aggregate Cut-off Date Asset Balance of the Additional Home Equity Loans transferred to Loan Group 1 pursuant to this Agreement) from the related Additional Loan Account.

         Of the $________ (i.e., the aggregate Cut-off Date Asset Balance of the Additional Home Equity Loans), released by the Owner Trustee pursuant to the terms of Section 1.03 hereof, the Trustee shall release an amount equal to $__________ (i.e., the aggregate Cut-off Date Asset Balance of the Additional Home Equity Loans transferred to Loan Group 2 pursuant to this Agreement) from the related Additional Loan Account.

         Section 1.05. Representations and Warranties of Seller.

         The Seller does hereby reaffirm the representations and warranties set forth in Section 2.04 of the Sale and Servicing Agreement for the benefit of the Depositor and the Owner Trustee as purchasers hereunder are true with respect to the Additional Home Equity Loans. Such representations and warranties shall survive the sale, transfer and assignment of the Additional Home Equity Loans to the Depositor and the simultaneous sale, transfer and assignment of such Additional Home Equity Loans to the Trustee.

         Section 1.06. Representations and Warranties of Depositor.

         The Depositor does hereby reaffirm the representations and warranties set forth in Section 2.08 of the Sale and Servicing Agreement for the benefit of the Owner Trustee as purchaser hereunder are true with respect to the Additional Home Equity Loans. Such representations and warranties shall survive the sale, transfer and assignment of the Additional Home Equity Loans to the Owner Trustee.

         Section 1.07. Conditions Precedent.

         The obligation of the Owner Trustee to acquire the Additional Home Equity Loans hereunder is subject to the satisfaction, on or prior to the Subsequent Closing Date, of the conditions precedent identified in Section 2.01(c).

         The Owner Trustee shall not be required to investigate or otherwise verify satisfaction of the conditions listed above, but shall be entitled to conclusively rely upon Opinions of Counsel and Officer's Certificates confirming such fulfillment.

         Section 1.08. Reaffirmation of Agreement.

         All terms, conditions and provisions of the Sale and Servicing Agreement are hereby reaffirmed and incorporated by reference by the Seller as to the Additional Home Equity Loans.

         Section 1.09. Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws; provided, however, the immunities, authority and standard of care of the Owner Trustee shall be governed by the jurisdiction in which its Corporate Trust Office is located.

         IN WITNESS WHEREOF, the Seller and the Owner Trustee have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                 INDYMAC BANK, F.S.B.,
                   as Seller

                 By:
                      -------------------------------
                      Name:
                      Title:



                 [--------------------],
                   not in its individual capacity,
                   but solely as Owner Trustee

                 By:
                     -----------------------------
                       Name:
                       Title:

                    [SUPPLEMENT TO MORTGAGE LOAN SCHEDULE]

                                                                        ANNEX 1

                                  DEFINITIONS

         "AFFILIATE" of any person means any other person controlling, controlled by or under common control with the person. For purposes of this definition, "control" means the power to direct the management and policies of a person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "AGREEMENT" means this Sale and Servicing Agreement.

         "APPRAISED VALUE" for any Mortgaged Property means the value established by any of the following: (i) with respect to Credit Line Agreements with Credit Limits greater than $[100,000], by a full appraisal,
(ii) with respect to Credit Line Agreements with Credit Limits equal to or less than $[100,000], by either a drive by inspection or electronic appraisal of the Mortgaged Property made to establish compliance with the underwriting criteria then in effect in connection with the application for the Mortgage Loan secured by the Mortgaged Property, and (iii) with respect to any Mortgage Loan as to which the Servicer consents to a new senior lien pursuant to
Section 3.01(a), in compliance with the underwriting criteria then in effect in connection with the application for the related senior mortgage loan.

         "COLLECTION ACCOUNT" means the custodial account or accounts created and maintained for the benefit of the Noteholders, [and] the Transferor[, and the Credit Enhancer] pursuant to Section 3.02(b).

         "COMBINED LOAN-TO-VALUE RATIO" means for any Mortgage Loan as of any date, the percentage equivalent of the fraction, the numerator of which is the sum of (i) the Credit Limit and (ii) the outstanding principal balance as of the date of execution of the related original Credit Line Agreement (or any subsequent date as of which the outstanding principal balance may be determined in connection with an increase in the Credit Limit for the Mortgage
Loan) of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which is secured by the same Mortgaged Property and the denominator of which is the Valuation of the related Mortgaged Property.

         "CREDIT LIMIT UTILIZATION RATE" for any Mortgage Loan means a fraction whose numerator is the Cut-off Date Asset Balance for the Mortgage Loan and whose denominator is the related Credit Limit.

         "CUMULATIVE LOSS TEST VIOLATION" has the meaning given to it in the [___________________].

         "CUT-OFF DATE LOAN BALANCE" means the Loan Balance calculated as of the Cut-off Date.

         "DEFECTIVE MORTGAGE LOAN" means a Mortgage Loan subject to retransfer pursuant to Section 2.02 or 2.04.

         "DEPOSITOR" means IndyMac ABS, Inc., a Delaware corporation, or its successor in interest.

         "DRAW" for any Mortgage Loan means an additional borrowing by the mortgagor after the Cut-off Date or Subsequent Cut-Off-Date, as applicable, in accordance with the related Mortgage Note.

         "DUE DATE" for any Mortgage Loan means the [fifteenth] day of the month.

         "ELECTRONIC LEDGER" means the electronic master record of home equity credit line mortgage loans maintained by the Master Servicer or by the Sponsor, as appropriate.

         "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" means a Mortgage Loan substituted by the Sponsor for a Defective Mortgage Loan that must, on the date of the substitution,

                (i) have an outstanding Asset Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Asset Balance), not [10]% more or [10]% less than the Transfer Deficiency relating to the Defective Mortgage Loan;

                (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than [1]% in excess of the Loan Rate of the Defective Mortgage Loan;

                (iii) have a Loan Rate based on the same Index with adjustments to the Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

                (iv) have a Gross Margin that is not less than the Gross Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Gross Margin for the Defective Mortgage Loan;

                (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan at the time the mortgage was transferred to the Trust;

                (vi) have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

                (vii) comply with each representation and warranty in Section
         2.04 (to be made as of the date of substitution); and

                (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan.

More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if the Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate [and the substitution is approved in advance by the Credit Enhancer].

         "EVENT  OF  SERVICING  TERMINATION"  has the  meaning  given to it in
Section 6.01.

         "FDIC" means the Federal Deposit Insurance Corporation or any successor to it.

         "FORECLOSURE PROFIT" on a Liquidated Mortgage Loan means the amount by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Asset Balance (plus accrued and unpaid interest on it at the applicable Loan Rate from the date interest was last paid to the end of the Collection Period during which the Mortgage Loan became a Liquidated Mortgage
Loan) of the Liquidated Mortgage Loan immediately before the final recovery of its Liquidation Proceeds.

         "GROSS MARGIN" for any Mortgage Loan means the percentage shown as the "Gross Margin" for the Mortgage Loan on Exhibit A to the Indenture.

         "INCREASED  SENIOR LIEN  LIMITATION"  has the meaning  given to it in
Section 3.01(a).

         "INDENTURE" means the indenture of even date with this Agreement between the Trust and the Indenture Trustee.

         "INDENTURE TRUSTEE FEE" means a fee that is separately agreed to between the Master Servicer and the Indenture Trustee.

         "INDENTURE TRUSTEE FEE RATE" means the per annum rate at which the Indenture Trustee Fee is calculated.

         "INDEX" for each Interest Rate Adjustment Date for a Mortgage Loan means the highest "prime rate" as published in the "Money Rates" table of The Wall Street Journal as of the [first] business day of the calendar month.

         "INITIAL MORTGAGE LOANS" means the Mortgage Loans acquired by the Trust on the Closing Date identified on Exhibit A.

         "INSURANCE PROCEEDS" means proceeds paid by any insurer [(other than the Credit Enhancer under the Policy)] pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Master Servicer pursuant to the last sentence of Section 3.04, net of any amount (i) covering any expenses of the Master Servicer in connection with obtaining the proceeds, (ii) applied to the restoration or repair of the related Mortgaged Property, (iii) released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, or (iv) required to be paid to any holder of a mortgage senior to the Mortgage Loan.

         "INTEREST RATE ADJUSTMENT DATE" for each Mortgage Loan means any date on which the Loan Rate is adjusted in accordance with the related Credit Line Agreement.

         "LATEST SUBSEQUENT CLOSING DATE" means the date specified in the Adoption Annex.

         "LIEN" means any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right, or interest or other Security Agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any Financing Statement under the UCC (other than any Financing Statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing except that any assignment pursuant to Section 5.02 is not a Lien.

         "LIFETIME RATE CAP" for each Mortgage Loan whose related Mortgage Note provides for a lifetime rate cap means the maximum Loan Rate permitted over the life of the Mortgage Loan under the terms of the related Credit Line Agreement, as shown on the Mortgage Loan Schedule.

         "LIQUIDATED MORTGAGE LOAN" for any Payment Date means any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in this Agreement, as of the end of the related Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of the Mortgage Loan or the related REO have been recovered.

         "LIQUIDATION EXPENSES" means out-of-pocket expenses (exclusive of overhead) that are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, including legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.06 (including amounts advanced to correct defaults on any mortgage loan which is senior to the Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to the Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures with respect to real estate property taxes, water or sewer taxes, condominium association dues, property restoration or preservation or insurance against casualty, loss or damage.

         "LIQUIDATION LOSS AMOUNT" means, with respect to any Payment Date and any Mortgage Loan that becomes a Liquidated Mortgage Loan during the related Collection Period, its unrecovered Asset Balance at the end of the Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of the Asset Balance.

         "LIQUIDATION PROCEEDS" means proceeds (including Insurance Proceeds [but not including amounts drawn under the Policy]) received in connection with the liquidation of any Mortgage Loan or related REO, whether through trustee's sale, foreclosure sale or otherwise.

         "LOAN RATE CAP" for each Mortgage Loan means the lesser of (i) the Lifetime Rate Cap or (ii) the applicable state usury ceiling.

         "LOAN-TO-VALUE RATIO" for any date of determination for any mortgage loan means a fraction whose numerator is the outstanding principal balance of the mortgage loan as of the date of determination and whose denominator is the Valuation of the related Mortgaged Property.

         "MASTER SERVICER" means IndyMac Bank, F.S.B., a federal savings bank and any successor to it and any successor under this Agreement.

         "MINIMUM MONTHLY PAYMENT" for any Mortgage Loan and any month means the minimum amount required to be paid by the related mortgagor in that month.

         "NET LIQUIDATION PROCEEDS" for any Liquidated Mortgage Loan means Liquidation Proceeds net of Liquidation Expenses.

         "OFFICER'S CERTIFICATE" means a certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Sponsor, the Transferor, or the Master Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer.

         "OPINION  DELIVERY  DATE" means the date  specified  in the  Adoption
Annex.

         "OPINION OF COUNSEL" means a written opinion of counsel acceptable to the Indenture Trustee, who may be in-house counsel for the Depositor, the Sponsor, the Master Servicer, or the Transferor (except that any opinion pursuant to Section 5.04 or relating to taxation must be an opinion of independent outside counsel) and who, in the case of opinions delivered to [the Credit Enhancer or] the Rating Agency, is reasonably acceptable to it.

         "REO" means a Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

         "ROLLING SIX MONTH DELINQUENCY RATE" has a meaning given to it in [____________________].

         "SERVICING CERTIFICATE" means a certificate completed and executed by a Servicing Officer in accordance with Section 4.01.

         "SERVICING OFFICER" means any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee [(with a copy to the Credit Enhancer)] by the Master Servicer on the Closing Date, as the list may be amended from time to time.

         "SPONSOR" means IndyMac Bank, F.S.B., a federal savings bank and any successor to it.

         "SUBSEQUENT CLOSING DATE" means any date designated by the Depositor on which the Trust acquires Additional Home Equity Loans pursuant to Section 2.01(b).

         "SUBSEQUENT CUT-OFF DATE" means the cut-off date designated by the Depositor in a Transfer Document in connection with the acquisition of Additional Home Equity Loans by the Trust pursuant to Section 2.01(b).

         "TRANSFER DATE" has the meaning given to it in Section 2.06.

         "TRANSFER DEFICIENCY" means that the Transferor Principal Balance after a retransfer of a Mortgage Loan pursuant to Section 2.02(b) would be less than the Minimum Transferor Interest.

         "TRANSFER  DEPOSIT  AMOUNT"  has the  meaning  given to it in Section
2.02(b).

         "TRANSFER DOCUMENT" means a document substantially in the form of Exhibit E.

         "TRANSFER NOTICE DATE" has the meaning given to it in Section 2.06.

         "VALUATION" of any Mortgaged Property means the lesser of (i) the Appraised Value of the Mortgaged Property and (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the Mortgaged Property.

         The following have the meanings given to them in the Indenture:

ACCELERATED  PRINCIPAL  DISTRIBUTION AMOUNT

ADDITIONAL BALANCE

ADDITIONAL HOME EQUITY LOANS

ADDITIONAL  LOAN ACCOUNT

ASSET  BALANCE

ASSIGNMENT OF MORTGAGE

AVAILABLE TRANSFEROR SUBORDINATED AMOUNT

BASIS RISK CARRYFORWARD

BUSINESS DAY

CLOSING DATE

CODE

COLLECTION PERIOD

CORPORATE TRUST OFFICE

[CREDIT ENHANCEMENT DRAW AMOUNT]

[CREDIT  ENHANCER]

[CREDIT ENHANCER DEFAULT]

CREDIT LIMIT

CREDIT LINE AGREEMENT

CUT-OFF DATE

CUT-OFF DATE ASSET  BALANCE

DETERMINATION  DATE

ELIGIBLE ACCOUNT

ELIGIBLE INVESTMENTS

GUARANTEED PRINCIPAL DISTRIBUTION AMOUNT

INDENTURE TRUSTEE

INITIAL MORTGAGE FILE

INSOLVENCY EVENT

[INSURANCE AGREEMENT]

INTEREST  COLLECTIONS

INTEREST  FORMULA RATE

INTEREST  PERIOD

INVESTED AMOUNT

INVESTOR FIXED ALLOCATION  PERCENTAGE

INVESTOR FLOATING ALLOCATION  PERCENTAGE

INVESTOR  INTEREST  COLLECTIONS

INVESTOR LOSS AMOUNT

INVESTOR LOSS REDUCTION AMOUNT

INVESTOR PRINCIPAL COLLECTIONS

LOAN  BALANCE

LOAN  RATE

MANAGED AMORTIZATION  PERIOD

MAXIMUM  RATE

[MERS]

[MERS(R)  SYSTEM]

[MIN]

MINIMUM TRANSFEROR  INTEREST

[MOM LOAN]

[RATING  AGENCY]

MORTGAGE FILE

MORTGAGE LOAN

MORTGAGE LOAN SCHEDULE

MORTGAGE NOTE

MORTGAGED PROPERTY

NOTE

 NOTE RATE

 NOTE INTEREST

NOTE PRINCIPAL BALANCE

NOTEHOLDER OR HOLDER

NOTE OWNER

NOTE REGISTER AND NOTE REGISTRAR

ORIGINAL  INVESTED AMOUNT

ORIGINAL NOTE PRINCIPAL  BALANCE

PAYING AGENT

PAYMENT DATE [POLICY]

PRINCIPAL  COLLECTIONS

PURCHASE AGREEMENT

RAPID AMORTIZATION EVENT

RATING AGENCY

RESPONSIBLE OFFICER

SCHEDULED PRINCIPAL COLLECTIONS  DISTRIBUTION  AMOUNT

SERVICING FEE

[RATING  AGENCY]

TRANSFEROR

TRANSFEROR  CERTIFICATES

TRANSFEROR  INTEREST

TRANSFEROR  PRINCIPAL  BALANCE

TRANSFEROR  PRINCIPAL  COLLECTIONS

TRUST

TRUST  AGREEMENT

UCC

UNPAID INVESTOR INTEREST SHORTFALL

WEIGHTED AVERAGE NET LOAN RATE

                                                               ANNEX 2

                                ADOPTION ANNEX

         The  items  referred  to in the  representations  and  warranties  in
Section 2.04(a) are:

                (xi) no more than [____]% of the Initial Mortgage Loans being transferred on the relevant date (by Cut-off Date Loan Balance) were [30-59] days delinquent (measured on a contractual basis).

                (xvi) As of the Cut-off Date for the Initial Mortgage Loans no more than [____]% of the Mortgage Loans, by aggregate principal balance, are secured by Mortgaged Properties located in one United States postal zip code.

                (xvii) The Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of 100%.

                (xxv) The weighted average remaining term to maturity of the Initial Mortgage Loans on a contractual basis as of the Cut-off Date for the Initial Mortgage Loans is approximately 297 months. The Loan Rate Caps for the Initial Mortgage Loans range between [______]% and [______]% and the weighted average Loan Rate Cap is approximately [______]%. The Gross Margins for the Initial Mortgage Loans range between [_____]% and [_____]% and the weighted average Gross Margin is approximately [_____]% as of the Cut-off Date for the Initial Mortgage Loans. The Loan Rates on the Initial Mortgage Loans range between [_____]% and [______]% and the weighted average Loan Rate on the Initial Mortgage Loans is approximately [_____]%.The percentage of the Initial Mortgage Loans (by credit Line) that were underwritten in conformity with Fannie Mae guidelines is approximately [__]%.

                (xxvii) No more than [____]% (by Cut-off Date Loan Balance) of the Initial Mortgage Loans are secured by real property improved by individual condominium units, units in planned unit developments, townhouses or two-to-four family residences erected on them, and at least [_____]% (by Cut-off Date Loan Balance) of the Initial Mortgage Loans are secured by real property with a detached one-family residence erected on them.

                (xxviii) The Credit Limits on the Initial Mortgage Loans range between approximately $[________] and $[____________] with an average of approximately $[_________]. As of the Cut-off Date for the Initial Mortgage Loans, no Initial Mortgage Loan had a principal balance in excess of approximately $[____________] and the average principal balance of the Initial Mortgage Loans is equal to approximately $[_________].

                (xix) Approximately [____]% and [_____]% of the Initial Mortgage Loans, by aggregate principal balance as of the Cut-off Date for the Initial Mortgage Loans, are first and second liens, respectively.

                (xxx) As of the Closing Date, no more than [____]% of the Mortgage Loans, by aggregate principal balance, were appraised electronically.

                The amount of initial aggregate principal amount of Notes is $[___________].

         The Latest Subsequent Closing Date is [____________], 20[__]

         The Opinion Delivery Date is [____________], 20[__]

          The title of the Collection Account is
"[______________________________], as Indenture Trustee, Collection Account in trust for the registered holders of Revolving Home Equity Loan Asset Backed Notes, Series [______] and Financial Guaranty Insurance Company"

         The date on which the Master Servicer delivers the Officer's Certificate in each year is May 31, and the first Officer's Certificate pursuant to Section 3.09 is [______], 20[__]

         The date on which the Master Servicer delivers the annual servicing report in each year is May 31, and the first annual servicing report pursuant to Section 3.10 is [______], 20[__].

         The Series referred to in Section 8.09 is the Series [______] Trust.